PURCHASE AGREEMENT (this "Agreement") is made and entered effective the 24th day of March, 1997 by and between Jerry Richmond, Brooks Barwick, Mark Calcutt and Doug Apperson and (each hereafter a "Seller" and collectively the "Sellers") and Steel Technologies Inc., a Kentucky corporation (the "Buyer").

PRELIMINARY STATEMENTS

Sellers desire to sell, and Buyer desires to purchase, all and not less than all of the issued and outstanding shares of common stock (the "Common Stock") of Atlantic Coil Processing, Inc., a North Carolina corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

The Company is engaged in the business of steel processing and providing steel processing services (the "Business").

The parties, intending to be legally bound, agree as follows:

	ARTICLE 1
	  PURCHASE AND SALE OF STOCK

SECTION 1.1	Sale of Stock.  Subject to the terms and conditions of this
Agreement, at the Closing, Sellers will sell and transfer the Common
Stock to Buyer, and Buyer will purchase the Common Stock from Sellers.

SECTION 1.2	Purchase Price.  The purchase price (the "Purchase Price")
for the Common Stock shall be $7,250,000.

SECTION 1.3	Payment of Purchase Price.  The Purchase Price shall be paid as follows:

(a)	the aggregate amount of $3,625,000 delivered at Closing by bank cashier's or certified check payable to the order of (or by wire transfer to accounts specified by) Richmond, Barwick, Calcutt and Apperson, respectively: $1,956,250 to Richmond; $556,250 to Barwick; $556,250 to Calcutt; and $556,250 to Apperson.

(b)	the aggregate amount of $3,625,000 delivered at Closing by Buyer's promissory note in the form of Exhibit A (the "Promissory Note") payable to the agent for Richmond, Barwick, Calcutt and Apperson named therein.

(c)	Buyer, as a method of payment for the Promissory Note has the option of making payments on the due dates in the form of cash or common stock of Steel Technologies Inc. at its discretion. Specifically, Buyer reserves the right to exercise its option for payment to the Sellers in either form of cash or stock equivalent. Buyer covenants and agrees that it will give Sellers reasonable advance notice of its intention to make any payment of the Promissory Note in common stock and will deliver such common stock to the respective Sellers as directed by Sellers. The Sellers acknowledge and agree that all shares, if any, of Steel Technologies common stock issued as payment (or partial payment) for the Promissory Note will not, on the date of delivery thereof, have been registered under the Securities Act of 1993, as amended (the "Securities Act"), or any state securities laws, and will constitute "restricted securities" within the meaning of Rule 144 under the Act. The Sellers further acknowledge and agree that each certificate evidencing such shares shall bear a legend referring to the restrictions on resale imposed by the applicable federal securities laws.

(i) 	Buyer covenants and agrees that it will file, immediately
following each delivery, if any, of shares of common stock in payment for the Promissory Note, and use its best efforts to obtain the prompt effectiveness of, a registration statement under the Securities Act to register for public resale all of such shares, so that such shares may be offered and sold by or for the account of the respective Sellers, from time to time as market conditions permit, on the Nasdaq Stock Market or otherwise, at prices and on terms then prevailing or in negotiated transactions. Buyer will give Sellers Notice and opinion of counsel when and that the shares may be traded. Buyer will maintain the effectiveness of such registration statements, if any, until such time as the Steel Technologies common stock may be sold by the Sellers pursuant to the terms and conditions of Rule 144 under the Securities Act.

(ii)	If during the time Buyer is required to maintain the effectiveness of a registration statement under this Section, Buyer shall be engaged in a transaction with respect to which disclosure would be required in such registration statement, but for which financial or other information necessary for such required disclosure is not then available to Buyer, or with respect to which Buyer's Board of Directors shall have determined that disclosure at such time could have an adverse effect on the Buyer or its business or prospects, then Buyer shall be entitled to notify the Sellers that no sales may be made pursuant to the registration statement for up to 90 days.

(iii)	Buyer shall pay all expenses incurred by it in complying with this
Section, including without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel and independent public accountants for Buyer.

(iv)	Buyer unconditionally guarantees to Sellers the return upon sale of all or part of any shares delivered pursuant to this Section and traded with a "discount" broker and in accordance with this Section within three (3) business days of Sellers receipt of the notice(s) required by 1.3(c)(i) above of a net amount equal to the value of the shares at delivery (being the value of the shares on the NASDAQ stock marker on the trading day before the stock is delivered to Sellers). Sellers shall provide Buyer with all appropriate documentation of trade(s) to support any request for Buyer to satisfy its guarantee obligations under this Section. Buyer shall pay Sellers any funds due under this Section within ten (10) days of receipt of notice and supporting documentation from Sellers.

(v)	Notwithstanding any provision to the contrary, if, by May 30 immediately following any delivery of the shares, Buyer has not obtained registration allowing the shares to be traded or has not provided Sellers with the notice and opinion required by 1.3(c)(i), the Buyer shall, within ten (10) days, pay Sellers in available funds (and as provided in the Promissory Note) an amount equal to the value of the shares at delivery plus interest on such amount at 7% per annum through the date of payment.

	ARTICLE 2
	 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers, jointly and severally, unless specifically noted, represent and warrant to the Buyer as follows:

SECTION 2.1	Ownership of Stock.  Each Seller individually represents and warrants as to himself that, conditioned upon the consummation of the transactions contemplated hereunder, he owns the shares of Common Stock listed opposite his name on Schedule 2.1 hereto, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations of every kind ("Claims"), and that the delivery to the Buyer at Closing of the Common Stock owned by such Seller pursuant to the provisions of this Agreement will transfer to the Buyer valid title thereto, free and clear of all Claims.

SECTION 2.2	Authority Relative to this Agreement.  Each Seller
individually represents and warrants as to himself and, conditioned upon the consummation of the transactions contemplated hereunder, (a) that such Seller has full legal power, capacity and authority to execute, deliver and perform this Agreement, and, to the extent applicable to such Seller, the Exhibits and Schedules hereto and the other documents and instruments contemplated hereby (collectively, this Agreement, the Exhibits and Schedules hereto, and the other documents and instruments contemplated hereby shall constitute the "Documents") and to consummate the transactions contemplated hereby and thereby, and (b) that, to the extent applicable to such Seller and when duly and validly executed and delivered by all parties, the Documents will be enforceable against such Seller in accordance with their terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general.

SECTION 2.3	Foreign Person.  Each Seller individually represents and
warrants as to himself that he is not a foreign person as that term is defined in Section 1445(f)(3) of the Code and applicable regulations.

SECTION 2.4	Organization, Qualification and Corporate Power.   The
Company is a corporation duly organized and validly existing under the laws of the State of North Carolina. The Company is not qualified to do business as a foreign corporation in any other state. The nature of the Business does not require Company to be qualified in any other jurisdiction where the failure to be so qualified would have a material adverse effect on the business or properties of the Company. Sellers have made available to the Buyer complete and correct copies of the Articles of Incorporation and Bylaws of the Company as currently in effect. The Company has the corporate power and authority to own, lease, operate and hold its properties and to carry on its business as now conducted.

SECTION 2.5	Capitalization.  The Company has authorized capital
consisting of 100,000 shares of common stock, with a par value of one dollar ($1) per share, of which 100,000 shares are issued and outstanding and no shares are held as treasury stock. All of the outstanding shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of the Company have been issued in violation of any preemptive right. There are, conditioned upon the consummation of the transactions contemplated hereunder, no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of the Company, other than as contemplated by this Agreement.

SECTION 2.6	Subsidiaries and Investments.  The Company has no
subsidiaries and does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity.

SECTION 2.7	Books and Records.  The minute books of the Company, which
have been made available to the Buyer and its representatives, contain alone, or in conjunction with other corporate books and records which have been made available to Buyer, records accurate in all material respects of all meetings of and corporate actions or written consents by the shareholders and Board of Directors of the Company. The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company and/or its attorneys, accountants and professional advisors.

SECTION 2.8	Financial Statements.  Sellers have previously furnished to
the Buyer, and attached hereto as Schedule 2.8 are the Company's
Financial Statements for Years Ended December 31, 1995 and 1994 with Independent Auditor's Report and Financial Statements for Years Ended December 31, 1996 and 1995 with Independent Auditor's Report
(collectively the "Financial Statements").  The Financial Statements
have been prepared in accordance with generally accepted accounting principles consistently applied and were prepared from the books and records of the Company. Such books and records are complete and correct in all material respects, accurately reflect all material transactions of the Business and have been made available to the Buyer for
examination.   Since the Balance Sheet Date, except as permitted under
this Agreement and except for changes in the ordinary course of business consistent with past practice (i) there has been no materially adverse change in the assets, liabilities or financial conditions of the Company from that reflected in the 1996 Financial Statement; and (ii) none of the business, prospects, financial condition, operations or property of the Company have been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. The Sellers have made available to Buyer all material facts relating to the preparation of the Financial Statements.

SECTION 2.9	Labor and Employee Relations.  The Company is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and, to the knowledge of Sellers, there is not any current attempt to organize the Company's employees by any Person, unit or group seeking to act as their bargaining agent. Except as set forth on Schedule 2.9, to the knowledge of Sellers, (i) there are no pending or threatened charges
(by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Company; (ii) no union representation election relating to employees of the Company has been scheduled by any governmental agency or authority, no organizational effort is being made with respect to any of such employees, and there is no investigation of the Company's employment policies or practices by any governmental agency or authority pending or threatened; and (iii) the Company is not currently involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Company. The Company has not experienced any work stoppages, and, to the knowledge of Sellers, no work stoppage is planned.

SECTION 2.10	Real Property.	The Company owns no real property.

SECTION 2.11	Powers of Attorney; Absence of Limitations on
Competition; Guarantees.

Except as set forth in Schedule 2.11, (i) no power of attorney or similar authorization given by the Company presently is in effect or outstanding; (ii) no contract or agreement to which the Company is a party or is bound or to which the Company's properties or assets is subject limits the freedom of the Company to compete in any line of business or with any Person; and (iii) the Company is not a party to or bound by any guarantee of any debt or obligation of any other Person.


SECTION 2.12	Significant Customers.  Set forth on Schedule 2.12 is
a true and correct list of the Company's ten largest customers for the most recent 12-month period ending December 31, 1996, together with the amount of services attributable to such customers expressed in dollars and as a percentage of Company's total sales and services for such period. None of the customers identified on Schedule 2.12 has terminated, materially reduced or, to the knowledge of Sellers, threatened to terminate or materially reduce its request for services of the Company during the period covered by such schedule. All contracts with customers identified on Schedule 2.12 are profitable contracts.

SECTION 2.13	Governmental Approvals.  Except as to applicability of
the Hart, Scott Rodino Act (the determination of the applicability of which is the responsibility of Buyer ) and except as set forth on
Schedule 2.13, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by Sellers of this Agreement.

SECTION 2.14	Validity, Etc.  Except as to applicability of the
Hart, Scott Rodino Act (the determination of the applicability of which is the responsibility of Buyer ) and except as set forth on Schedule 2.14, neither the execution and delivery of this Agreement or the other Documents, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement or the other Documents in compliance with the terms and conditions hereof and thereof by the Sellers will (i) violate, conflict with or result in any breach of any trust agreement, Articles of Incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Company, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Company or increase or otherwise materially affect the obligations of the Company under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to the Company's ability to consummate and perform the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer or will be obtained in writing and provided to Buyer at or prior to Closing or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

SECTION 2.15	Absence of Adverse Change; Conduct of Business.
During the period from the Balance Sheet Date to and including the date of this Agreement, except as set forth on Schedule 2.15, or except as permitted and contemplated under this Agreement, the Company has not (i) except for previously existing bank lines of credit borrowed or agreed to borrow any material amount of funds or incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), (ii) guaranteed or agreed to guarantee any obligations of others, (iii) canceled any indebtedness owing to it or any claims that it might have possessed, waived any material rights of substantial value or except as to sale of goods in the ordinary course of business, sold, leased, encumbered, transferred or otherwise disposed of, or agreed to sell, lease, encumber, or otherwise dispose of its assets or permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iv) made any capital expenditure over $10,000 or commitment therefor, (v) declared or paid any dividend (other than the 17.5% pre-tax profit shareholder bonus for the quarter ending 4/1/97) or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (vi) except for previously existing bank lines of credit increased its indebtedness for borrowed money, or made any loan to any Person, (vii) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business, (viii) made any material change in any method of accounting or auditing practice, (ix) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner, or (x) agreed, whether or not in writing, to do any of the foregoing.

SECTION 2.16	Certain Practices.  Each Seller individually
represents and warrants as to himself; each Seller individually represents and warrants, to his knowledge, as to the other Sellers; and the Sellers represent, jointly and severally, to the knowledge of Sellers as to the directors, officers and employees of the Company other than Sellers that, that neither such Seller, the other Sellers nor the Company's directors, officers or employees other than Sellers have, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money or business, to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

SECTION 2.17	Compliance with Law; Licenses and Permits.  Except as
set forth on Schedule 2.17, the Company has, since January 1, 1993, complied in all material respects with all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services. There are no facts or circumstances which may result in institution of any discrimination action, suit, claim or legal or administrative proceeding or investigation against the Company based upon race, color, religion, gender, disability or national origin. Except as set forth on Schedule 2.17, there is no existing law, rule, regulation or order, nor, to Seller's knowledge, any proposed law, rule, regulation or order, whether Federal, state or local, directly applicable to it which would prohibit or materially restrict the Buyer from, or otherwise materially adversely affect the Buyer in, conducting the Business in the manner heretofore conducted by the Company in any jurisdiction in which the Business is now conducted. The Company possesses all franchises, permits, licenses, certificates and consents required from any governmental or regulatory authority in order for the Company to carry on its business as currently conducted and to own and operate its properties and assets as now owned and operated where the failure to possess any such franchise, permit, license, certificate or consent would have an adverse affect on the business or properties of the Company. All of such licenses and permits are set forth on Schedule 2.17.

	SECTION 2.18	Employee Benefits.

(a) Set forth on Schedule 2.18 is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements pursuant to which the Company or its ERISA Affiliates provides (directly or indirectly, individually or jointly through others) benefits or compensation to or on behalf of employees or former employees of the Company or its ERISA Affiliates, whether formal or informal, whether or not written ("Employee Plan"). The Sellers have furnished a copy of each Employee Plan and a copy of any related materials. The Company will maintain the benefits listed on Schedule 2.18 in full force and effect through the Effective Date and maintain such benefits so as to allow Buyer at Buyer's option, to continue such benefits beyond the Effective Date. Except as set forth on Schedule 2.18, the Buyer shall not have any obligation or liability of any kind or nature for any compensation or benefits of any kind or nature to the employees or consultants of the Company for services rendered prior to the Effective Date.

(b)	Each Employee Plan covering any present or former employee of the
Company which is subject to the continuation health coverage requirements of Section 4980B of the Code or Section 601 of ERISA or any applicable state law has complied with all such requirements for continuation coverage.

(c)	There are no actions, suits or claims pending (other than routine claims for benefits) or to the knowledge of Sellers threatened against or with respect to any Employee Plan or the assets of any Employee Plan.

(d)	Each Employee Plan (and the related trust or funding vehicle, if any) has been administered and maintained in accordance with its terms and with applicable law. Except as set forth on Schedule 2.18(d), each Employee Plan which is intended to be qualified under Section 401 of the Code and each amendment to such plan is subject to a favorable determination letter from the Internal Revenue Service and each such plan has at all times been maintained, by its terms and in operation, in accordance with Section 401 of the Code. The assets of each Employee Plan which is not funded through the general assets of the Company are at least equal to the liabilities under such Employee Plan, and all assets of each Employee Plan are shown on the books and records of such Employee Plan at fair market value. No Employee Plan has unfunded liabilities that are not accurately and fully reflected on the Company's Financial Statement.

(e)	Neither the Company nor any of its ERISA Affiliates is or has been a participant in, or is or has been obligated to maintain or to make contributions to, a multi-employer plan (within the meaning of ERISA
Section 3(37) and ERISA Section 4001(a)(3)) or an Employee Plan which is subject to Title IV of ERISA. Neither the Company nor any ERISA
Affiliate has sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)). Except as set forth on Schedule 2.18(e), the Company is not obligated to provide post-retirement medical benefits or any other unfunded post-retirement welfare benefits to or on behalf of any persons whatsoever (except the benefits pursuant to the continuation health coverage requirements under Section 4980B of the Code, ERISA
Section 601, or applicable state law).

(f)	Neither the Company nor its ERISA Affiliates is subject to and, to the knowledge of Sellers, no facts exist which could subject the Company or any of its ERISA Affiliates to, any liability whatsoever which is directly or indirectly related to any Employee Plan, including, but not limited to, liability for benefit payments or related claims, any liability for any tax or related penalty under the Code, or liability for any damages or penalties arising under Title I or Title IV of ERISA. No reportable event under Section 4043 of ERISA has occurred.

(g)	Termination of or withdrawal from any Employee Plan immediately after the Closing would not subject the Buyer to any liability, tax or penalty whatsoever.


(h)	The execution or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under the Employee Plans, including any obligation to make any payment which would not be deductible as an excess golden parachute payment under Section 280G of the Code.


(i)	All contributions to or under each Employee Plan and all expenses of each Employee Plan are fully deductible for income tax purposes for the taxable year for which such contributions are made or such expenses are paid. All contributions to or under each Employee Plan have been made when due under the terms of such Employee Plan in accordance with applicable law.


(j)	Neither the Company nor its ERISA Affiliates have entered into any contract, agreement or arrangement (whether oral or written) under which the Company or its ERISA Affiliates have assumed any liability relating to their clients' retirement plans, nor have the Company and/or its ERISA Affiliates made any verbal representations that the use of any employees of the Company or its ERISA Affiliates would have no adverse consequence on such client retirement plans.

(k)	For purposes of this Section 2.18, the term "ERISA" shall mean the
Employee Retirement Income Security Act of 1974, as amended, and the term "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 414(b), (c), (m), (o) or (t) of the Code.

SECTION 2.19	Fixed Assets.  Schedule 2.19 contains a list of all of
Company's fixed assets, which list is true and complete as to all fixed assets valued over $5,000 (and, to the extent such list contains items valued under $5,000, no representation or warranty is made) whether
owned or leased, as of the date reflected in Schedule 2.19.   Except as
shown on Schedule 2.19 the Company has good title to all of its fixed assets, free and clear of all claims, liens, mortgages, charges and encumbrances. All of the Company's fixed assets, whether owned or leased, are reasonably adequate and usable for the purposes for which they are currently used and, ordinary wear and tear excepted, are in good operating condition and repair and have been properly maintained.

SECTION 2.20	Insurance.  The Company is, and will be through the
Effective Date, insured with insurers in respect of its properties, assets and businesses as set forth on the attached Schedule 2.20.
Schedule 2.20 lists the insurance coverage carried by the Company, which insurance will remain in full force and effect with respect to all events occurring prior to the Effective Date. Except as set forth on
Schedule 2.20, the Company (i) has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (ii) has not received notice of cancellation or non-renewal of any such policy or binder, (iii) has not received notice of any threatened or proposed cancellation or non-renewal of any such policy or binder, and (iv) has not received notice of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy as to which the insurer has disclaimed liability.

SECTION 2.21	Accounts Receivable.

(a)	The accounts receivable of the Company shown on the 1996 Financial
Statement or as shall be shown on the Closing Balance Sheet
(collectively the "Accounts Receivable") represent or will represent genuine accounts arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Effective Date, the Accounts Receivable are or will be as of the Effective Date fully collectable and not subject to counterclaim or set-off (except to the extent that collectablity thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of credits generally) within 120 days of the Effective Date without resort to litigation in an aggregate amount not less than the aggregate amount at which they are carried on the Closing Balance Sheet, net of aggregate reserves therefore and net of credits not reflected on the Closing Balance Sheet, if any, for returns or adjustments thereafter arising in the ordinary course of business and consistent with past practice.

(b)	Buyer shall cause Company to use all commercially reasonable efforts consistent with Company's past practices to collect the Accounts Receivable (which shall not be deemed to require instituting litigation or using a collection agency). After the Effective Date, the Company shall be creating new accounts receivable with customers of Company ("New Receivables"). Collections of receivables after the Effective Date shall be credited first to the Accounts Receivable and then to the New Receivables in the order that the receivables from such customer were created unless a customer, to Buyer and Company's knowledge, acting in good faith, expressly disputes a prior receivable, unless a payment expressly identifies a specific invoice or unless it is apparent from the circumstances that the payment is being made against a particular invoice or invoices.

(c)	In the event Buyer asserts an indemnification claim with respect to a breach of Seller's representations and warranties as to Accounts Receivable and such claim is agreed to by Sellers or otherwise approved under the procedures set forth in this Agreement, then Buyer shall cause Company to assign such receivable to Sellers when and in such amounts actually paid to Buyer by Sellers or offset from the Deferred Purchase Price for any indemnification claim under the Documents. In the event an indemnification claim is asserted with respect to the Accounts Receivable and such claim is not immediately paid by Sellers (whether because of the "indemnity basket" or otherwise), then Buyer shall continue to use all commercially reasonable efforts to collect the subject Accounts Receivable and any amounts so collected shall be credited to the prior claim or otherwise accounted for as circumstances then require and as the parties agree.

SECTION 2.22	Outstanding Contracts.  Schedule 2.22 sets forth as of
the date hereof a reasonable summary description of all contracts, agreements, commitments, licenses and franchises, which involve obligations or commitments by the Company of $10,000 or more and are not cancelable by the Company without penalty within 30 days and not otherwise scheduled in a more specific schedule of this Agreement (collectively "Contracts"), whether written or oral, relating to the Company. Sellers have delivered or made available to the Buyer true, correct and complete copies of all of the Contracts specified on
Schedule 2.22 which are in writing, and such schedule sets forth a reasonable summary description of all Contracts which are not in writing. All of the Contracts are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on Schedule 2.22 as of the date hereof, the Company and, to the knowledge of Sellers, each other party thereto has materially performed all the obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Contracts. The Company has no present expectation or intention of not fully performing all its obligations under each of the Contracts, and Sellers have no knowledge of any breach or anticipated breach by the other party to any of the Contracts to which the Company is a party. Except as set forth on Schedule 2.22, none of the Contracts has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and Sellers have received no notice of any intention or right of any party to declare another party to any of the Contracts to be in default and, to the knowledge of Sellers, no party intends to declare another party to the Contracts in default. Except as set forth on Schedule 2.22, there exists no actual or, to the knowledge of Sellers, threatened termination or cancellation or material limitation of the business relationship of the Company by any party to any of the Contracts.

SECTION 2.23	Outstanding Leases.  Schedule 2.23 sets forth a
description of each agreement by which the Company leases each parcel of real property (the "Leased Parcels") used in connection with the Business (collectively, the "Leases"). Sellers have delivered or made available to the Buyer true, correct and complete copies of all of the Leases specified on Schedule 2.23. All rents due under the Leases have been paid. All of the Leases are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on Schedule 2.23, the Company and to the knowledge of Sellers, each other party thereto has performed all the material obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Leases.

SECTION 2.24	Intellectual Properties.  Schedule 2.24 contains an
accurate and complete list of all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications, trade secrets or other confidential proprietary information owned or used by the Company in the operation of the Business (collectively the "Intellectual Property"). Except as set forth on Schedule 2.24 and except for commercial software licensed for use on personal computers, the Company owns the entire right, title and interest in and to the Intellectual Property, trade secrets and technology used in the operation of its business and each item constituting part of the Intellectual Property and trade secrets and technology which is owned by the Company has been, to the extent indicated in Schedule 2.24, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark office or such other government entities, domestic or foreign as are indicated in
Schedule 2.24 and such registrations, filings and issuances remain in full force and effect. There have been and are no pending or, to the knowledge of Sellers, threatened proceedings or litigation or other adverse claims with respect to the Intellectual Property. Except as otherwise set forth in Schedule 2.24, there is, to the knowledge of Sellers, no reasonable basis upon which a claim may be asserted against the Company for infringement of any domestic or foreign letters patent, patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, common law trademarks, service marks, service mark registrations or applications copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. To the knowledge of Sellers, no Person is infringing the Intellectual Property.

SECTION 2.25 Proprietary Information of Third Parties. Except as disclosed on Schedule 2.25, no third party has claimed or, to the knowledge of Sellers, has reason to claim that any Person employed by or consulting with the Company ("Related Person") has (i) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which reasonably suggests that such a claim might be contemplated. Except as disclosed on Schedule 2.25, to the knowledge of Sellers, no Related Person has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, no Related Person has violated any confidential relationship which such person may have had with any third party in connection with the development, or sale of any service of the Company.

SECTION 2.26	Transactions With Affiliates.  Except as set forth on
Schedule 2.26, to the knowledge of Sellers, no director, officer or shareholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a beneficial interest greater than 5% or is an officer, director, trustee, partner or holder of any equity interest greater than 5%, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.


SECTION 2.27	Absence of Undisclosed Liabilities.

(a)	Except as and to the extent of the amounts specifically reflected or reserved against in the 1996 Financial Statement, or except as set forth on Schedule 2.27, the Company has no liabilities or obligations of any nature whatsoever due or to become due, accrued, absolute, contingent or otherwise of the type required to be reflected in financial statements in accordance with GAAP, except for liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practice and liabilities and obligations permitted and contemplated under this Agreement. To the knowledge of Sellers and subject to the exceptions set forth in the prior sentence, there is no reasonable basis for the assertion against the Company of any liability or obligation of the type required to be reflected in Financial Statements in accordance with GAAP, not fully reflected or reserved against in the Financial Statements.

(b)	 The Company is not bound by any agreement, or, subject to any charter or other corporate restriction or any legal requirement which has a material adverse effect on the business of the Company.

SECTION 2.28	Taxes. Except as set forth on Schedule 2.28, all
federal, state, local and foreign tax returns and tax reports required to be filed by the Company on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid or accrued in the financial records of the Company. All taxes (including, without limitation, income, accumulated earnings, property, sales, use, franchise, value added, fuel, employees' income withholding and social security taxes) which have become due or payable or are required to be collected by the Company or are otherwise attributable to any periods ending on or before the Effective Date and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full or adequately reflected on the Closing Balance Sheet or the Company's books and records in accordance with generally accepted accounting principles on, or prior to or as of the Effective Date. Except as set forth on
Schedule 2.28, all deposits required by law to be made by the Company with respect to employees' withholding taxes have been duly made, and as of the Effective Date all such deposits due will have been made in accordance with past practices. The Company has delivered to the Buyer true and complete copies of all of Company's state and federal income tax returns for the fiscal periods ended December 31, 1994 and 1995 and all reports and results of income tax audits, if any, related thereto. Except as set forth on Schedule 2.28, no examination of any tax return of the Company is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any such tax return.

SECTION 2.29	Litigation.  Except as set forth on Schedule 2.29,
there is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of Sellers, threatened against the Company (whether or not such Company is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending against the Company or (iii) governmental inquiry pending or, to the knowledge of Sellers, threatened against the Company. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, financial condition, operations or property of the Company. There are no outstanding orders, writs, judgments, injunctions or decrees served upon the Company by any court, governmental agency or arbitration tribunal against the Company. To the knowledge of Sellers, there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against the Company or the transactions contemplated hereby. The Company is not in default with respect to any order, writ, injunction or decree known to and applicable to it or served upon it from any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as disclosed on Schedule 2.29, there is no action or suit by the Company pending or threatened against others.

SECTION 2.30	Environmental Matters.

(a)	Compliance.  The Company and all Leased Parcels are in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities with respect to all environmental statutes, rules and regulations the absence of compliance with respect to which would have an adverse affect on Company. Except as set forth on Schedule 2.30, the Company has not received notice of, nor do Sellers have knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents or actions of the Company or the Company's predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance with, or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transport, or the emission, discharge, release or threatened release into the environment, of any Substance.
As used in this Section 2.30, the term "Substance" or "Substances" shall mean any pollutant, contaminant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto. No part of any of the Leased Parcels has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any other corresponding list by any state or local authorities.

(b)	Environmental Substance Liability.  Except as set forth on
Schedule 2.30, no event has occurred or condition exists or operating practice has been or is being employed that could give rise to liability on the part of the Company, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal, or response (other than monitoring or transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule or federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law (as all of the same presently exist and are presently construed) as a result of or in connection with the following (collectively the "Hazardous Activities"):


(A)	the handling, storage, use, transportation or disposal of any
Substances in or near or from the Leased Parcels;

(B)	the handling, storage, use, transportation or disposal of any
Substances by the Company or its predecessors which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of the Company or its predecessors;

(C)	any intentional or unintentional emission, discharge or release of any Substances in or near or from facilities into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from facilities by or on behalf of the Company or its predecessors; or

(D)	the presence of any toxic or hazardous building materials
(including but not limited to friable asbestos or similar substances) in any facilities of the Company, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

(c)	Environmental Permits.  The Company has obtained and holds all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local governmental body or agency if any ("Environmental Permits") that are required in connection with the operation by the Company of the Leased Parcels, the discharge or emission of Substances by the Company from the Leased Parcels or the generation, treatment, storage, transportation, or disposal of any such Substances by the Company. Such Environmental Permits, which are described on Schedule 2.30, are currently effective and reasonably sufficient for the operation of the Leased Parcels and the business of the Company as currently conducted and intended by the Company to be conducted. The Company is in compliance with all terms and conditions of the Environmental Permits, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to the Company the absence of compliance therewith would have an adverse effect on the Company.



(d)	Deliveries.  Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Substances or Hazardous Activities in, on, or under the Leases Parcels or concerning compliance by Seller or any other Person for whose conduct they are or may be held responsible under environmental statutes, rules and regulations.


SECTION 2.31	Broker's or Finder's Fees.  Except as set forth on
Schedule 2.31, no agent, broker, person or firm acting on behalf of Sellers or the Company is, or will be, entitled to any commission or broker's or finder's fees from the Sellers or the Company, or from any person controlling, controlled by or under common control with the Sellers or the Company, in connection with any of the transactions contemplated herein.


SECTION 2.32	Inventories.  All of the Company's inventory reflected
on the 1996 Financial Statement or thereafter acquired prior to the date hereof (and not subsequently sold in the ordinary course of business) consists of items of a quality and quantity saleable in the ordinary course of the Company's Business (excepting customary waste, scrap and returns consistent with past practices) as quality goods at prices having a value at least equal to the amount reflected on the 1996 Financial Statement, except as to obsolete and below standard quality inventory, the value of which has been written down on the 1996 Financial Statement and on the Company's books of account to realizable market value. All items of inventory are valued on the 1996 Financial Statement at the lower of cost or estimated realizable market value, in accordance with generally accepted accounting principles. The inventories and supplies for the Business are at reasonably adequate levels for the continuation of the Business in the ordinary course.


SECTION 2.33	Disclosure.  All Documents delivered or to be
delivered by or on behalf of the Sellers in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by Sellers herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Sellers which has specific application to the Company and materially and adversely affects the business or financial condition of the Company or its properties or assets, which has not been set forth in the Documents.
ARTICLE 3.
	 REPRESENTATIONS AND WARRANTIES OF THE BUYER

As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Sellers as follows:

SECTION 3.1	Organization. 	 The Buyer is a corporation  duly
organized, validly existing and in good standing under the laws of the State of Kentucky and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to purchase the Common Stock pursuant to the Documents and perform its obligations under the Documents.


SECTION 3.2	Corporate Power and Authority.  The Buyer has the absolute
and unrestricted right and authority to execute, deliver and perform the Documents. The execution, delivery and performance of the Documents contemplated hereby and the consummation and performance of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of the Buyer. Upon the Buyer's execution and delivery of the Documents, the Documents will constitute the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditor's rights in general.

SECTION 3.3	No Conflict.  Neither the execution and delivery by the
Buyer the Documents, the consummation by the Buyer of the transactions contemplated hereby or thereby, nor the performance by the Buyer of the Documents in compliance with the terms and conditions hereof and thereof will not (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Buyer, (ii) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

SECTION 3.4	Acquisition of Stock for Investment.  The Buyer is acquiring the shares of Common Stock for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares of Common
Stock. The Buyer agrees that such shares of Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from registration available under such Act. Buyer will not sell, offer to sell or solicit offers to buy any of the shares of Common Stock in violation of the Securities Act of 1933 or the securities law of any state. Buyer understands that the shares of Common Stock have not been registered under federal or any state's securities laws.

SECTION 3.5	Broker's or Finder's Fees.  No agent, broker, person or firm acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fees from the Buyer, or from any person controlling, controlled by or under common control with the Buyer, in connection with any of the transactions contemplated herein.

SECTION 3.6	Governmental Approvals.  No registration or filing with, or
consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by Buyer of this Agreement.

SECTION 3.7 Financial Statements. Buyer has delivered to Sellers true and complete copies of Buyer's consolidated financial statement for years ended September 30, 1996 with independent auditor's report. Such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and were prepared from the books and records of Buyer. Such books and records are complete and correct in all material respects, accurately reflect all material transactions of Buyer, and have been made available to the
Sellers for examination.   Since September 30, 1996, (i) there has been
no material change in the assets, liabilities or financial condition of Buyer from that reflected in such Financial Statement except for changes in the ordinary course of business consistent with past practice and which have not been materially adverse, and (ii) none of the business, financial conditions, operations or property of Buyer has been materially adversely affected by any occurrence, individually or in the aggregate, whether or not insured against.

SECTION 3.8	Buyer's Public Documents.  Buyer has delivered to the
Sellers true and complete copies of (i) Buyer's annual report on form 10-K for the year ended September 30, 1996; (ii) Buyer's quarterly report on form 10-Q for the quarter ended December 31, 1996; (iii) Buyer's 1996 annual report to shareholders; (iv) Buyer's definitive proxy statement relating to its 1997 annual shareholders meeting; and
(v) all other filings made by Buyer with the Securities and Exchange Commissions ("SEC") between February 18, 1997 and the date hereof (collectively, the SEC Documents).

SECTION 3.9	Absence of the Undisclosed Liabilities.

(a)	Except as set forth in the Financial Statements referenced in
Section 3.7 or the SEC Documents, Buyer has no liabilities or obligations of any nature whatsoever due or to become due, accrued, absolute, contingent or otherwise of the type required to be reflected in financial statements in accordance with GAAP, except for liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practice and liabilities and obligations permitted and contemplated under this Agreement which may have a material adverse effect on the performance by Buyer under the Documents. To the knowledge of Buyer and subject to the exceptions set forth in the prior sentence, there is no reasonable basis for the assertion against Buyer of any liability or obligation of the type required to be reflected in financial statements in accordance with GAAP not fully reflected or reserved against in the referenced Financial Statements or the SEC Documents which may have a material adverse effect on the performance by Buyer under the Documents..

(b)	Buyer is not bound by any agreement, or subject to any charter or corporate restriction or any legal requirement applicable to it, which has a material adverse effect on the business of Buyer or which may have a material adverse effect on the performance by Buyer under the Documents..

SECTION 3.10 Litigation.   There is not (i) action, suit, claim,
proceeding or investigation pending or, to the knowledge or Buyer, threatened against Buyer (whether or not Buyer is a party or prospective party thereto), at law or in equity, or before or by any Federal, State, Municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending against Buyer or (iii) governmental inquiry pending or, to the knowledge of Buyer, threatened against Buyer which may have a material adverse effect on the performance by Buyer of its obligations under the Documents. Buyer has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, financial condition, operations or property of Buyer or performance by Buyer of its obligations under the Documents.
To the knowledge of Buyer, there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, Buyer or the transactions contemplated hereby which would materially affect the valid execution, delivery and performance by Buyer of the Documents.

SECTION 3.11 Disclosure. All Documents delivered or to be delivered by or on behalf of the Buyer in connection with this Agreement and the transactions contemplated hereby are true, complete and correct in every material respect. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by Buyer herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Buyer which has specific application to Buyer and may have a material adverse affect on the Buyer's ability to perform its obligations under the Documents, which has not been set forth in the Documents.

	ARTICLE 4.
	COVENANTS AND AGREEMENTS

SECTION 4.1	Cooperation.  Each of the parties hereto shall use their
best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder to the end that the transactions contemplated hereby will be fully and timely consummated.

SECTION 4.2	Best Efforts.  Sellers and Buyer shall each use their best
efforts to procure upon reasonable terms and conditions all consents and approvals, completion of all filings, all registrations and certificates, and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the transactions contemplated by this Agreement and the Buyer's ownership and operation of the Company's Business after the Effective Date. Prior to the Closing Date, the Sellers will use their best efforts to preserve Company's relationships with its employees, customers and others having business relationships with the Company.

SECTION 4.3	Tax Returns.  The Company shall cause to be prepared and
timely filed, at its sole expense, all of Company's required tax returns for all periods ending on or prior to the Effective Date.

SECTION 4.4	Investigations.  Sellers shall give Buyer and its employees, accountants, attorneys and other authorized representatives full access during all reasonable times to all the premises, properties, books and records, and furnish Buyer with such financial and operating data, analyses and other information of any kind respecting Company's business and properties as Buyer shall from time to time request. Any investigation shall be conducted in a manner which does not unreasonably interfere with business operations.

SECTION 4.5	Conduct of Business in the Ordinary Course.  Sellers shall
cause the Company to conduct its business only in the ordinary course from the date thereof through Closing. By way of amplification and not limitation, except as otherwise provided herein, Sellers shall cause the Company, without the prior written consent of Buyer, not to do any of the following except as permitted and contemplated by this Agreement:
(i) borrow or agree to borrow any material amount of funds or incur any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), or guarantee or agree to guarantee any obligations of others, (ii) cancel any indebtedness owing to it or any claims that it might possess, waive any material rights of substantial value or sell, lease, encumber, transfer or otherwise dispose of, or agree to sell, lease, encumber, or otherwise dispose of its assets or permit any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) make any capital expenditure or commitment therefor, (iv) declare or pay any dividend or make any distribution on any shares of its capital stock (except as to the 17.5 % per-tax profit bonus for the quarter ending 4/1/97) or redeem, purchase or otherwise acquire any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (v) increase its indebtedness for borrowed money or make any loan to any Person, (vi) write off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, (vii) make any material change in any method of accounting or auditing practice, (viii) otherwise conduct its business or enter into any transaction, except in the usual and ordinary manner, or (ix) agree, whether or not in writing, to do any of the foregoing.

SECTION 4.6	Preservation of Business.  Sellers shall cause the Company
to use its best efforts to preserve the possession and control of all of its assets and Business, to preserve the goodwill of its customers and others with whom it has business relations, and to do nothing to impair its ability to keep and preserve its Business as it exists on the date of this Agreement.

SECTION 4.7	Seller's Notification of Material Changes and Litigation.
Sellers shall provide Buyer with prompt written notice, accompanied by a reasonably detailed description and analysis, (a) of any material adverse, or to the knowledge of Sellers, potentially material adverse change in the condition, earnings or business of Company, (b) of any event or condition of any character (whether actual or, to the knowledge of Sellers, threatened) pertaining to the financial condition, business or, to the knowledge of Sellers, assets of Company that has materially and adversely affected, or has a substantial possibility of materially and adversely affecting any of such financial condition, business or assets, or causing any of such business to be carried on materially less profitably than prior to the date of this Agreement, and (c) of all claims, regulatory proceedings and litigation (whether actual or, to the knowledge of Sellers, threatened and whether or not material) against or involving Company or (where such actual or threatened claims, regulatory proceedings or litigation arise in connection with actions taken or alleged to be taken by any officer, employer or director of Company in any capacity as an officer, employee or director of Company). Such adverse or potentially adverse material changes or such claims, proceedings or litigation shall include, without limitation, any adverse or potentially adverse material change in or any litigation arising in connection with any item or matter reported on any schedule, exhibit or document delivered by Sellers to Buyer in connection with this Agreement.

SECTION 4.8	Buyer's Notification of Material Changes and Litigation.
Buyer shall provide Sellers with prompt written notice, accompanied by a reasonably detailed description and analysis, (a) of any material adverse, or to the knowledge of Buyer, potentially material adverse change in the condition, earnings or business of Company, (b) of any event or condition of any character (whether actual or, to the knowledge of Buyer, threatened) pertaining to the financial condition, business or assets of Buyer, and (c) of all claims, regulatory proceedings and litigation (whether actual or, to the knowledge of Buyer, threatened) against or involving Buyer or (where such actual or threatened claims, regulatory proceedings or litigation arise in connection with actions taken or alleged to be taken by any officer, employer or director of Buyer in any capacity as an officer, employee or director of Buyer), all in the case that such event has a substantial possibility of materially and adversely affecting the ability of Buyer to perform its obligations under the Documents.

SECTION 4.9	Release of any Shareholder Liability for Company Debt.
Schedule 4.9 lists any endorsements, guarantees, or other liability of any of the Sellers or, as applicable, their wives for debts and obligations of the Company. From and after the date hereof and notwithstanding any waiver by Sellers of the condition to Closing relating to this covenant, the Buyer shall exercise its best efforts to cause the release of the Sellers and, as applicable, their wives from any endorsement, guarantee, or other liability (including, without limitation release of collateral) for the debts and obligations of the Company and Buyer will be substituted as endorser or guarantor of any such liability or obligation if and as necessary to achieve such release. All such releases shall be effective on or prior to Closing.

SECTION 4.10 Access to Information. Until the final maturity date of the Promissory Notes, Buyer shall furnish the Sellers with copies of all reports, proxy statements and other communications distributed to its security holders generally, as well as copies of all other documents filed with the SEC and copies of all Financial Statements. Buyer agrees to create an operating committee to meet every 3 months consisting of Jerry Richmond, the President of the Company, and other persons designated by the President of the Company. The President of the Company will designate the date and location of the meetings. The membership of Jerry Richmond on the committee will be for a minimum of two years and all reasonable expenses of Mr. Richmond associated with attendance at the meeting will be reimbursed by the Company.

	ARTICLE 5.
	CONDITIONS TO THE BUYER'S OBLIGATIONS

The obligation of the Buyer to make deliveries to the Sellers pursuant to Section 1.3 hereof and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion:

SECTION 5.1	Intra-Company Debt.  All indebtedness of the Company and
Sellers to the other and all indebtedness of other directors, officers and employees of the Company to the Company shall have been repaid in full and the Sellers shall have delivered to the Buyer a certificate, dated the Closing Date, to such effect.

SECTION 5.2	Representations, Warranties and Covenants.  The
representations and warranties of Sellers herein contained shall be true in all respects as stated herein, both when made and with the same effect as though made again as of the Closing Date except to the extent of changes permitted by the terms of this Agreement or where specifically applicable to the date as to which made. Sellers shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Sellers prior to the Closing Date. In addition, Sellers shall have delivered to Buyer their certificate dated as of the Closing Date, to the effect that, except as disclosed in the certificate, they do not know of any breach of any representation or warranty made by Sellers in this Agreement or any failure to perform any covenant made by the Seller of Sellers where made jointly and severally herein.

SECTION 5.3	Consents.  Except as set forth on Schedule 5.3, all
requisite governmental approvals and consents of third parties identified on such schedule or otherwise identified by the Sellers as required to be received to prevent any material license, permit or agreement relating to the Business from terminating prior to its scheduled termination, as a result of the consummation of the transactions contemplated hereby, shall have been obtained.

SECTION 5.4	Employment Agreement.  Brooks Barwick, Doug Apperson and
Mark Calcutt shall each have entered into separate Employment Agreements with the Company and Buyer in substantially the form attached hereto as Exhibit B(1) (the "Employment Agreements").

SECTION 5.4.1 Employment Agreement. Jerry Richmond has entered into an Employment Agreement with the Company and Buyer in substantially the form attached hereto as Exhibit B(2)(the "Employment Agreements").

SECTION 5.5	Noncompetition Agreement.  Brooks Barwick, Doug Apperson,
and Mark Calcutt shall each have entered into separate Noncompetition Agreements with Buyer in substantially the form attached hereto as Exhibit C(1) (the "Noncompetition Agreements").

SECTION 5.5.1	Noncompetition Agreement.  Jerry Richmond has entered
into a Noncompetition Agreement with Buyer in substantially the form attached hereto as Exhibit C(2) (the "Noncompetition Agreements").

SECTION 5.5.2 Lease and Contract Termination. Atlantic Properties and Atlantic Coil Processing, Inc. have terminated the Lease and Contract entered into on the 20th day of December, 1996.

SECTION 5.5.3 Operating Lease. Atlantic Properties have entered into an Operating Lease with Company and Buyer in substantially the form attached hereto as Exhibit D (the "Operating Lease").

SECTION 5.6	No Actions, Suits or Proceedings.  As of the Closing Date,
no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the Sellers, threatened, before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby, or (ii) which has had or may have a materially adverse effect on the condition, financial or otherwise, or prospects of the Company. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Company shall be pending, and the Company shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings and the Sellers shall have delivered to the Buyer a certificate, dated the Closing Date, to such effect.

SECTION 5.7	Opinion of Counsel to the Seller.  The Buyer shall have
received from William M. Black, Jr., counsel to Sellers ("Counsel to Sellers"), an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, and to the following effect:

(a)	The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina. The Company is not qualified to do business as a foreign corporation in any other state.
To the knowledge of Counsel to Sellers, the nature of the Company's business does not require Company to be licensed or qualified in any other jurisdiction where the failure to be so qualified would have a material adverse affect on the business or properties of the Company. The Company has the corporate power and authority to own, lease, operate and hold its properties and to carry on its business as now conducted;

(b)	To the knowledge of Counsel to Sellers, (i) each Seller has full legal power, capacity and authority to execute and deliver the Documents and to consummate the transactions contemplated thereby; and (ii) the Documents have been duly and validly executed and delivered by each Seller and constitute the legal, valid and binding obligation of each such Seller, enforceable against such Seller in accordance with their terms subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditor's rights in general and to general principals of equity (regardless of whether considered in a proceeding in equity or an action at law);

(c)	The Company has authorized capital consisting of 100,000 shares of common stock, with a par value of one dollar ($1) per share, of which 100,000 shares are issued and outstanding and no shares are held as treasury stock. All of the outstanding shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of the Company have been issued in violation of any preemptive right. To the knowledge of Counsel to Sellers, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of the Company, other than as contemplated by this Agreement;

(d)	To the knowledge of Counsel to Sellers, the Company has no
subsidiaries and does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity;

(e)	Except for the possible application of the Hart, Scott Rodino Act, as to which no opinion will be expressed, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by Sellers of this Agreement;

(f)	To the knowledge of Counsel to Sellers, except as disclosed on the
Schedules hereto, there is no (i) action, suit, claim, proceeding or investigation pending or threatened against or affecting the Company (whether or not such Company is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending relating to the Company or (iii) governmental inquiry pending or threatened against or involving the Company, and there is no basis for any of the foregoing. To the knowledge of Counsel to Sellers, the Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of the Company. To the knowledge of Counsel to Sellers, there are no outstanding orders, writs, judgments, injunctions or decrees served upon the Company by any court, governmental agency or arbitration tribunal against the Company. To the knowledge of Counsel to Sellers, there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting the Company or the transactions contemplated hereby. To the knowledge of Counsel to Sellers, except as disclosed on the Schedules hereto, the Company is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To the knowledge of Counsel to Sellers, except as disclosed on the Schedules hereto, there is no action or suit by the Company pending or threatened against others;

(g)	The Employment Agreements have been duly executed and delivered by, and constitute the legal, valid and binding obligation of each Employee thereunder, enforceable against him in accordance with its terms subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditor's rights in general and to general principals of equity (regardless of whether considered in a proceeding in equity or an action at law);

(h)	The Noncompetition Agreements have been duly executed and
delivered by, and constitute the legal, valid and binding obligation of each Seller thereunder, enforceable against him in accordance with its terms subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditor's rights in general and to general principals of equity (regardless of whether considered in a proceeding in equity or an action at law); and

(i)	The Lease and Contract Termination and the Operating Lease have been duly executed and delivered by, and constitute the legal valid and binding obligation of Atlantic Properties, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditor's rights in general and to general principals of equity (regardless of whether considered in a proceeding in equity or an action at law); and

(j)	The execution and delivery of the Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of the Documents in compliance with the terms and conditions hereof and thereof by the Sellers will not, to the knowledge of Counsel to Sellers,
(i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Company, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Company or increase or otherwise affect the obligations of the Company under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to the Company or to the Seller's ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

SECTION 5.8	  Investigation Satisfactory.  The Buyer shall be satisfied
in all respects with the results of its investigation of the properties, customers, prospects and affairs of the Sellers and the Company.

SECTION 5.9	  Closing Documents.  The Sellers shall have delivered all
of the resolutions, certificates, documents and instruments required by this Agreement.

SECTION 5.10 Approval of the Buyer and Its Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Sellers hereunder or incident to their performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Buyer and its counsel.

SECTION 5.11 Release of Claims. The Claims set forth on Schedule 2.1 shall have been released in full to Buyer's satisfaction.

	ARTICLE 6.
	CONDITIONS TO THE SELLERS' OBLIGATIONS

The obligation of the Sellers to transfer the Common Stock to the Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Sellers in their sole discretion:

SECTION 6.1	Representations, Warranties and Covenants.   The
representations and warranties of Buyer herein contained shall be true in all respects as stated herein, both when made and with the same effect as though made again as of the Closing Date except to the extent of changes permitted by the terms of this Agreement or except for breaches of representations and warranties which would not have a material adverse effect on the Buyer's ability to pay its obligations under this Agreement. Buyer shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Buyer prior to the Closing Date. In addition, Buyer shall have delivered to Sellers its certificate dated as of the Closing Date and signed by one of its officers, to the effect that, except as disclosed in the certificate, he does not know of any breach of any representation or warranty made by Buyer in this Agreement, or of any failure to perform any covenant made by Buyer herein or to satisfy any condition to Buyer's obligations to effect the transactions contemplated by this Agreement which would have a material adverse effect on the Buyer's ability to pay its obligations under this Agreement.

SECTION 6.2	No Actions, Suits or Proceedings.  As of the Closing Date,
no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Buyer shall be pending, and the Buyer shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings and Buyer shall have delivered to Sellers a certificate, dated Closing Date, to such effect.


SECTION 6.3 Closing Payments. Buyer shall have delivered the closing payments required by Section 1.3(a).

SECTION 6.4 Promissory Note. Buyer shall have duly executed and delivered the Promissory Note in the form set forth in Exhibit A.

SECTION 6.5 Employment Agreements. The Company and Buyer shall have entered into the Employment Agreements with Brooks Barwick, Doug
Apperson and Mark Calcutt in the form set forth in Exhibit B(1).

SECTION 6.6 Employment Agreements. Company and Buyer shall have entered into the Employment Agreement with Jerry Richmond in the form attached hereto as Exhibit B(2).

SECTION 6.7 Noncompetition Agreements. Buyer shall have entered into the Noncompetition Agreement with Brooks Barwick, Doug Apperson and Mark Calcutt in substantially the form attached hereto as Exhibit C(1).

SECTION 6.8 Noncompetition Agreements. Buyer shall have entered into the Noncompetition Agreement with Jerry Richmond in substantially the form attached hereto as Exhibit C(2).

SECTION 6.9 Operating Lease. The Company and Buyer shall have entered into the Operating Lease with Atlantic Properties in substantially the form attached hereto as Exhibit D.

SECTION 6.10  Release of Sellers from Guarantee of Company Debt.   Buyer
shall have obtained the release of Sellers from guarantee of Company debt as required by Section 4.9.

SECTION 6.11 Opinion of Counsel to Buyer. The Sellers shall have received from John Baumann, counsel to Buyer, an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to Sellers, and to the following effect:

(a)	The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to pay its obligations under this Agreement;

(b)	The Buyer has the corporate power and authority to execute,
deliver and perform the Agreement and the other Documents. The execution, delivery and performance of the Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditor's rights in general and to general principals of equity (regardless of whether considered in a proceeding in equity or an action at law); and

(c)	The execution and delivery of the Agreement and the other
Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of the Agreement and such other agreements in compliance with the terms and conditions hereof and thereof by the Buyer will not (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Buyer, (ii) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

(d)	No registration or filing with, or consent or approval or other action by, any Federal, State or other governmental agency or instrumentally is or will be necessary for the valid execution, delivery and performance by Buyer of the Documents.

SECTION 6.12 Closing Documents. The Buyer shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

SECTION 6.13 Approval of the Sellers and Their Counsel.   All actions,
proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Sellers and their counsel.

	ARTICLE 7
	THE CLOSING AND CERTAIN CLOSING DELIVERIES

SECTION 7.1	Time and Place of Closing.   Upon the terms and subject to
the satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of William M. Black, Jr., on April 1, 1997 or on such other date and time as may be mutually agreed upon by the parties prior to April 1, 1997 (the "Closing Date"). The transactions contemplated by this Agreement shall be effective as of the commencement of business (the "Effective Time") on April 1, 1997 (the "Effective Date").

SECTION 7.2	Deliveries by the Sellers.  At the Closing, the Sellers will deliver or cause the Company to deliver to the Buyer the following:

(a)	Stock certificates representing all of the issued and outstanding shares of Common Stock owned by the Sellers duly endorsed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer to the Buyer good and title to all issued and outstanding shares of Common Stock;

(b)	The stock books, stock ledgers, minute books, and other corporate records of the Company;

(c)	Resignations dated the Closing Date of all of the directors and officers of the Company as designated by the Buyer;

(d)	All required consents of third parties to the sale conveyance, transfer, assignment and delivery of the Common Stock of the Company hereunder;

(e)	A certificate of the Secretary of the Company certifying as of the
Closing Date (i) a true, correct, and complete copy of the Articles of Incorporation of the Company and all amendments thereto as in effect on the Closing Date; (ii) a true, correct, and complete copy of the bylaws of the Company and all amendments thereto as in effect on the Closing Date; and (iii) Certificate of Existence from the North Carolina
Secretary of State;

(f)	The certificate of the Sellers required by Sections 5.2 and 5.6;

(g)	The affidavit of each Seller certifying as to his non-foreign status in accordance with Section 1445(b)(2) of the Code;

(h)	The Employment Agreements required by Section 5.4 and 5.4.1 above;

(i)	The Noncompetition Agreements required by Section 5.5 and 5.5.1 above;

(j)	The Lease and Contract Termination required by Section 5.5.2 above;

(k)	The Operating Lease required by Section 5.5.3 above;

(l)	The Opinion of Sellers' Counsel required by Section 5.7 above;

(m)	A Release from each Seller which releases the Company from any and all claims, known or unknown, contingent or direct, which he may have against the Company as of the Closing Date, other than claims arising under this Agreement and the other Documents and the transactions contemplated hereby;

(n)	A certificate to the effect that the Lease and Contract entered into the 20th day of December 1996 between Atlantic Properties, a North Carolina partnership, and Atlantic Coil Processing, Inc., a North Carolina Corporation, has been terminated by mutual agreement effective 4/1/97.
(o)	All other documents, instruments and writings required to be delivered by the Sellers at or prior to the Closing Date pursuant to this Agreement or the other Documents or otherwise required in connection herewith.

SECTION 7.3	Deliveries by the Buyer.  At the Closing, the Buyer will
deliver the following to or for the account of Sellers:

(a)	The Closing Payments required by Section 1.3(a) above;

(b)	The Promissory Note required by Section 1.3(b);

(c)	The Employment Agreements required by Section 5.4 and 5.4.1;

the Noncompetition Agreements required by Section 5.5 and 5.5.1 above;

(e)	The Operating Lease required by Section 5.5.3;

(f)	The Release of Sellers from guarantee of Company Debt as required by Section 4.9;

(g)	The Opinion of Buyer's Counsel required by Section 5.7 above;

(h)	A certificate of an officer of the Buyer certifying as of the
Closing Date (i) a true, correct, and complete copy of the Articles of Incorporation of the Buyer and all amendments thereto as in effect on the Closing Date; (ii) a true, correct, and complete copy of the bylaws of the Buyer and all amendments thereto as in effect on the Closing Date; (iii) a true, correct, and complete copy of the resolutions approved and adopted by the Board of Directors of the Buyer authorizing the transactions contemplated herein; (iv) Certificate of Existence from the Kentucky Secretary of State; (v) the incumbency of the duly authorized officers of the Buyer; and (vi) the certifications required by Sections 6.1 and 6.2;

(i)	All other documents, instruments and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement or the other Documents or otherwise required in connection herewith.

	ARTICLE 8
	TERMINATION

This Agreement may be terminated at any time before the Closing Date:

SECTION 8.1	Date Certain.  By Buyer or Sellers, if for any reason the
transactions contemplated by this Agreement have not been consummated by not later than May 8, 1997.

SECTION 8.2	Mutual Consent.  By Buyer and Sellers, if for any reason
consummation of the transactions contemplated by this Agreement is inadvisable in the opinions of both Buyer and Sellers.

SECTION 8.3	Breaches.  Buyer may, in addition to other remedies which
may be available, upon prior written notice, terminate this Agreement in the event either Seller materially breaches any representation, warranty or covenant in this Agreement or upon the failure and nonwaiver of any condition precedent set out in Article 5 unless within ten (10) days after the written notice from the Buyer, such Seller shall have cured such breach or failure to the reasonable satisfaction of Buyer. Sellers may, in addition to other remedies which may be available, upon prior written notice, terminate this Agreement in the event Buyer materially breaches any representation, warranty or covenant in this Agreement or upon the failure and nonwaiver of any condition precedent set out in
Article 6 unless within ten (10) days after the written notice from Sellers, Buyer shall have cured such breach or failure to the reasonable satisfaction of Sellers. Additionally, Buyer shall be in default and breach of this Agreement upon default or breach by Buyer or Company, as the context permits, under the terms of the Promissory Note dated April 1, 1997 by Buyer as Maker to Sellers; the Employment Agreements dated effective April 1, 1997 between Company, Buyer and the respective Sellers; the Noncompetition Agreements dated effective April 1, 1997 by and between Buyer and the respective Sellers or the Operating Lease dated effective April 1, 1997 by and between Company, Buyer and the Landlord named therein (collectively "Closing Documents") and such default or breach is not cured within the earlier of the cure period provided therein or, in the absence of a cure period therein, within thirty (30) days after written notice to Buyer and Company.

	ARTICLE 9
	SURVIVAL; INDEMNIFICATION AND OFFSET

SECTION 9.1	Survival. All representations and warranties in this
Agreement and the other Documents shall survive the Closing of the purchase of the Common Stock contemplated hereby for a period of two years and all such representations and warranties shall expire on the second anniversary of the Closing Date, except that (a) claims, if any, asserted in writing prior to such second anniversary identified as a claim for indemnification pursuant to this Article shall survive until finally resolved and satisfied in full, and (b) tax or environmental claims arising from a breach of Sections 2.28 and 2.30, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period.

SECTION 9.2	Indemnification by the Sellers.  Subject to the terms
herein, the Sellers shall indemnify, defend, and hold the Company and the Buyer and their successors and assigns (the "Sellers' Indemnitees") harmless (which indemnification shall be several with regard to individual representations and warranties and joint and several with regard to joint and several representations and warranties) from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense of any kind or character (the "Damages"), arising out of or attributable to:

(a)	Any breach of any representation or  warranty of the Sellers contained in this Agreement;

(b)	Any failure by the Sellers to perform or observe, or to have performed or observed, in full, any agreement to be performed or observed by any of them under this Agreement;

(c)	Any additional tax liability for examinations of any tax returns of the Company in progress as of the Effective Date.

(d)	Any taxes due or assessed against the Company for periods ending on or prior to the Effective Date.

Provided, however, Seller's Indemnities shall not be entitled to indemnification hereunder until Damages in total exceed the Basket Amount and then only to the extent of aggregate damages in excess of such Basket Amount.

Any obligation of any Seller to indemnify Seller's Indemnitees shall in no event exceed the amount of the Purchase Price paid to such Seller.

In determining the existence and amount of any indemnification liability under this Agreement by the Sellers, the amount of any allowable deductions, credits or other tax benefits, whether allowable in the year in which such damages incurred or some prior or subsequent year (not closed by Agreement or by operation of law) resulting from such liability and/or the amount of any insurance applicable to any such liability, shall be taken into account or offset against the amount of such liability (after deducting the costs and expenses involved).

SECTION 9.3	Notice to Sellers, Etc.  If any of the matters as to which
the Sellers' Indemnitees are entitled to receive indemnification under
Section 9.2 should entail litigation with or claims asserted by parties other than the Sellers, the Sellers shall be given prompt notice thereof and shall have the right, at their expense, to control such claim or litigation upon prompt notice to Buyer of their election to do so. To the extent requested by the Sellers, the Buyer, at its expense, shall cooperate with and assist the Sellers, in connection with such claim or litigation. Buyer shall have the right to appoint single counsel to consult with and remain advised by the Sellers in connection with such claim or litigation. The Sellers shall have final authority to determine all matters in connection with such claim or litigation; provided, however, that the Sellers shall not settle any third party claim without the consent of the Buyer, which shall not be unreasonably denied or delayed.

SECTION 9.4	Indemnification by the Buyer.  The Buyer shall indemnify,
defend, and hold the Sellers and their heirs, executors, and legal representatives (the "Buyer's Indemnitees") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense of any kind or character (the "Damages"), arising out of or attributable to:

(a)	Any breach of any representation or warranty of the Buyer
contained in this Agreement;

(b)	Any  failure by the Buyer to perform or observe, or to have
performed or observed, in full, any agreement or condition to be performed or observed by it under any of the Documents;

(c)	Seller's and, as applicable Seller's wives', personal guarantees of Company debt.

(d)	The operation of the Business subsequent to the Closing Date.

Provided, however, Buyer's Indemnitees shall not be entitled to indemnification hereunder until Damages in total exceed $10,000 and then only to the extent of aggregate damages in excess of $10,000.

SECTION 9.5	Notice to the Buyer, Etc.  If any of the matters as to which the Buyer's Indemnitees are entitled to receive indemnification under
Section 9.4 should entail litigation with or claims asserted by parties other than the Buyer, the Buyer shall be given prompt notice thereof and shall have the right, at its expense, to control such claim or litigation upon prompt notice to Sellers of its election to do so. To the extent requested by the Buyer, the Sellers, at their expense, shall cooperate with and assist the Buyer, in connection with such claim or litigation. Sellers shall have the right to appoint single counsel to consult with and remain advised by the Buyer in connection with such claim or litigation. The Buyer shall have final authority to determine all matters in connection with such claim or litigation; provided, however, that the Buyer shall not settle any third party claim without the consent of the Sellers, which shall not be unreasonably denied or delayed.

SECTION 9.6	Survival of Indemnification.  The obligations to indemnify
and hold harmless pursuant to this Article 9 shall survive the Closing of the purchase of the Common Stock contemplated hereby for a period of two years, notwithstanding any investigation at any time made by or on behalf of any party, except that (a) claims, if any, asserted in writing prior to such second anniversary identified as a claim for indemnification pursuant to this Article 9 shall survive until finally resolved and satisfied in full, and (b) tax or environmental claims arising from a breach of Sections 2.28 and 2.30, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period.


SECTION 9.7	Offset and Indemnity "Basket"..  Each Seller acknowledges
and agrees that the Buyer shall be entitled to offset any indemnity claim under Section 9.2 against any payment due to such Seller under
Section 1.3 hereof, at Buyer's sole option, to the extent and under the following conditions:

(a)	As soon as practicable but within thirty (30) days after the
Closing Date, Company shall cause Allen & Woodall, LLP, an independent accounting firm, to prepare a balance sheet of the Company immediately prior to the Effective Time (the "Closing Balance Sheet") setting forth the Net Shareholders' Equity of the Company using accrual accounting and in conformance with generally accepted accounting principles (the "Net Shareholders' Equity") to be completed within 30 days of engagement. A copy of the Closing Balance Sheet shall be promptly furnished to Buyer and Sellers within 60 days of the Closing Date. For purposes of this Section , "Net Shareholders' Equity" shall mean the net shareholder equity at the Closing Date determined in accordance with generally accepted accounting principles applied on a consistent basis.

(b)	Buyer shall have the right to offset up to $500,000 of the
Deferred Purchase Price against claims which may accrue to Buyer under the terms of this Agreement which, in the aggregate, exceed the amount equal to (i) $50,000 plus (ii) an amount, if any, up to $100,000 by which Net Shareholders' Equity exceeds $1,200,000 as of the Closing Date ("Basket Amount"), with Buyer entitled to recover for any such claims only for and to the extent exceeding such amount.

(c)	For indemnity claims which in the cumulative do not exceed Basket
Amount, Buyer shall be required to provide a certification executed by an officer of the Buyer certifying that (1) the indemnity claim is valid, (2) the Buyer can substantiate the indemnity claim, and (3) said substantiation has been provided to the Sellers at least 10 days prior to the certification.

(d)	Upon the occurrence of an indemnity claim being presented which, after adding it to all prior certified Section 9.7(c) indemnity claims, would exceed the Basket Amount, in order to have such indemnity claim offset from the Deferred Purchase Price, Buyer must (A) provide a certification executed by an officer of the Buyer certifying that (1) the indemnity claim is valid, (2) the Buyer can substantiate the indemnity claim, and (3) said substantiation has been provided to the Sellers under Section 10.7 at least 10 days prior to the certification and (B) unless the Sellers agree to the indemnity claim in writing, utilize the Section 10.12 arbitration procedure and obtain a decision in Buyer's favor from the arbitrator.

	ARTICLE 10
	MISCELLANEOUS

SECTION 10.1	Knowledge of Sellers.  Where any  representation or
warranty contained in this Agreement is expressly qualified by reference to the knowledge of Sellers, each Seller confirms that the representation or warranty is correct to his best knowledge and that he has made due and diligent inquiry of the Company's President, Vice President and Treasurer as to the matters that are the subject of such representations and warranties.

SECTION 10.2	Knowledge of Buyer.  Where any representation or
warranty contained in this Agreement is expressly qualified by reference to the knowledge of Buyer, Buyer confirms that it has made due and diligent inquiry of its President as to the matters that are the subject of such representations and warranties.

SECTION 10.3	"Person" Defined.  "Person" shall mean and include an
individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

SECTION 10.4 	"Balance Sheet Date" Defined.  "Balance Sheet Date"
shall mean December 31, 1996.

SECTION 10.5	"1996 Financial Statement" Defined.  "1996 Financial
Statement" shall mean the Company's Financial Statement for Years Ended December 31, 1996 and 1995 with Independent Auditor's Report.

SECTION 10.6	Knowledge of Sellers' Counsel.    Where any opinion of
Sellers' counsel contained in this Agreement is stated to be based upon knowledge, the following definition shall apply: the term "to knowledge of Seller's counsel" means counsel reasonably believes that opinion, representation or warranty to be true, has no actual knowledge or notice that such opinion, representation or warranty is inaccurate or incomplete, has made inquiry of Sellers as to the accuracy and completeness of such opinion, representation or warranty and has relied upon Sellers' assurance of accuracy and completeness of such opinion, representation or warranty, but has no knowledge of any facts or circumstances which would render reliance thereon unjustified without further inquiry.

SECTION 10.7	Notices.  All notices, requests, consents and other
communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, (iii) made by telecopy or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.




If to the Buyer:

Brad Ray
Steel Technologies Inc.
15415 Shelbyville Road
Louisville, KY  40245
Fax No:	(502) 245-3821

With a copy to:

Steel Technologies Inc.
15415 Shelbyville Road
Louisville, KY l 40245
Attn: John Baumann
Fax No:  (502) 245-0542

If to Sellers:

Mark Calcutt
Doug Apperson
H. Brooks Barwick, III
c/o Atlantic Coil Processing, Inc.
Personal & Confidential
P.O. Box 1683
Clinton, NC 28328
Fax No: (910) 592-7675


Jerry F. Richmond
195 Magnolia Drive
Ormond Beach, FL 31276

With a copy to:

William M. Black, Jr.
7200 Stonehenge Drive, Suite 206
P.O. Box 19866
Raleigh, NC  27619
Fax No:  (919) 676-5584


All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent. The address of any party herein may be changed at any time by written notice to the parties.

SECTION 10.7	Entire Agreement.  This Agreement and the other
Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the other Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

SECTION 10.8	Modifications and Amendments.  The terms and
provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

SECTION 10.9	Assignment/Binding Effect.  Neither this Agreement,
nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

SECTION 10.10	Parties in Interest.  Nothing in this Agreement,
express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

SECTION 10.11	Governing Law.  This Agreement and the rights and
obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of North Carolina without giving effect to the conflict of law principles thereof.


SECTION 10.12	Arbitration.  Any dispute or difference between the
parties hereto arising out of or relating to this Agreement shall be finally settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a qualified arbitrator. The Sellers, jointly, and the Buyer shall each choose and pay for an American Arbitration arbitrator who will thereupon agree upon a qualified arbitrator to decide the dispute. If either the Sellers or the Buyer fails to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. Arbitration proceedings hereunder may be initiated by either the Seller, jointly, or the Buyer making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Charlotte, North Carolina. All arbitration proceedings shall be held in Raleigh, North Carolina. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

SECTION 10.13	Severability.  In the event that any arbitral tribunal
of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such arbitral tribunal determines it enforceable, and as so limited shall remain in full force and effect.
In the event that such arbitral tribunal shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

SECTION 10.14	Interpretation.  The parties hereto acknowledge and
agree that: (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

SECTION 10.15	Headings and Captions.  The headings and captions of
the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

SECTION 10.16	Exhibits and Schedules.  All Exhibits and Schedules
attached hereto and/or referenced herein are incorporated herein. All disclosures on any Schedules are deemed disclosures for purposes of all Schedules notwithstanding the absence of express reference language or, at times, the inclusion of express reference language.

SECTION 10.17	Reliance.  The parties hereto agree that,
notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained herein.

SECTION 10.18	Expenses.  Except as otherwise set forth hereinafter,
each party shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) incurred in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated. Notwithstanding the foregoing, Company shall pay up to $25,000 of Sellers' legal, accounting and professional expenses attributable to the transactions contemplated hereunder for services rendered or expenses incurred on or after February 8, 1997; the Sellers shall be responsible for any amount of such costs and expenses in excess of $25,000; and, without limitation, the parties hereto acknowledge that Company's customary audit fees and costs (including those relating to the 1996 Financial Statements and the Closing Balance Sheet) shall not be included in the calculation of the referenced $25,000 and shall be paid by Company.

SECTION 10.19  	Gender.  All pronouns and any variation thereof shall
be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity or the context may require.

SECTION 10.20  	Publicity.  Except by the mutual agreement between the
Sellers and Buyer, no party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement except as may be required by law.

SECTION 10.21 	Counterparts.  This Agreement may be executed in one
or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


	[Remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the Buyer has caused this Agreement to be executed by its duly authorized officer and each Seller has executed this Agreement all as of the day and year first above written.
BUYER:

STEEL TECHNOLOGIES INC.


By:   ______________________________
Brad Ray
				           Title:	President



SELLERS:

___________________________________
Jerry Richmond


Brooks Barwick, III

___________________________________
Doug Apperson

___________________________________
Mark Calcutt
EXHIBIT A

	NONNEGOTIABLE PROMISSORY NOTE


$3,625,000	April 1, 1997

FOR VALUE RECEIVED, Steel Technologies Inc., a Kentucky corporation ("Maker"), hereby promises to pay the total principal sum of Three Million Six Hundred Twenty-Five Thousand DOLLARS ($3,625,000.00) to William M. Black, Jr., Attorney at Law 7200 Stonehenge Drive, Suite 206, Raleigh, North Carolina 27613 (or such other agent and/or such other place as the legal holders hereof may designate in writing) as agent for Jerry Richmond, Brooks Barwick, Doug Apperson and Mark Calcutt, ("Payees"). Principal and interest are payable in lawful money of the United States by wire transfer, certified checks or common stock of Steel Technologies Inc. (hereinafter "Stock") subject to the below stated terms and provisions.

Principal of $1,812,500 and all accrued interest, or the equivalent sum in Stock (subject to the below stated terms and provisions)or any combination thereof, shall be due and payable on April 1, 1998. The remaining owed principal of $1,812,500 and all accrued interest, or the equivalent sum in Stock (subject to the below stated terms and provisions)or any combination thereof, shall be due and payable in full on April 1, 1999. The unpaid principal amount of this Note shall bear interest at 7% per annum (the "Interest Rate").

Stock which may be substituted for all or a portion of any due and payable principal and accrued interest shall be valued at the closing price of Steel Technologies Inc. common stock, STTX on the NASDAQ stock market on the trading day before the Stock is provided to Payees. Maker, as a method of payment for the Promissory Note has the option of making payments on the due dates in the form of cash or common stock of Steel Technologies Inc. at its discretion. Specifically,. Maker reserves the right to exercise its option for payment to the Payees in either form of cash or stock equivalent. Maker covenants and agrees that it will give Payees reasonable advance notice of its intention to make any payment of the Promissory Note in common stock and will deliver such common stock to the respective Payees as directed by Payees. The Payees acknowledge and agree that all shares, if any, of Steel Technologies common stock issued as payment (or partial payment) for the Promissory Note will not, on the date of delivery thereof, have been registered under the Securities Act of 1993, as amended (the "Securities Act"), or any state securities laws, and will constitute "restricted securities" within the meaning of Rule 144 under the Act. The Payees further acknowledge and agree that each certificate evidencing such shares shall bear a legend referring to the restrictions on resale imposed by the applicable federal securities laws.

 	Maker covenants and agrees that it will file, immediately following each delivery, if any, of shares of common stock in payment for the Promissory Note, and use its best efforts to obtain the prompt effectiveness of, a registration statement under the Securities Act to register for public resale all of such shares, so that such shares may be offered and sold by or for the account of the respective Payees, from time to time as market conditions permit, on the Nasdaq Stock Market or otherwise, at prices and on terms then prevailing or in negotiated transactions. Maker will give Payees Notice and opinion of counsel when and that the shares may be traded. Maker will maintain the effectiveness of such registration statements, if any, until such time as the Steel Technologies common stock may be sold by the Payees pursuant to the terms and conditions of Rule 144 under the Securities Act.

If during the time Maker is required to maintain the effectiveness of a registration statement under this Section, Maker shall be engaged in a transaction with respect to which disclosure would be required in such registration statement, but for which financial or other information necessary for such required disclosure is not then available to Maker, or with respect to which Maker's Board of Directors shall have determined that disclosure at such time could have an adverse effect on the Maker or its business or prospects, then Maker shall be entitled to notify the Payees that no sales may be made pursuant to the registration statement for up to 90 days.

Maker shall pay all expenses incurred by it in complying with the provisions hereof, including without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel and independent public accountants for Maker.

Maker unconditionally guarantees to Payees the return upon sale of all or part of any shares delivered pursuant hereto and traded with a "discount" broker and in accordance herewith within three (3) business days of Payees receipt of the notice(s) required above of a net amount equal to the value of the shares at delivery (being the value of the shares on the NASDAQ stock marker ion the trading day before the stock is delivered to Payees). Payees shall provide Maker with all appropriate documentation of trade(s) to support any request for Maker to satisfy it guarantee obligations hereunder. Maker shall pay Payees any funds due hereunder within ten (10) days of receipt of notice and supporting documentation from Payees.

Notwithstanding any provision to the contrary, if, by May 30 immediately following any delivery of the shares, Maker has not obtained registration allowing the shares to be traded or has not provided Payees with the notice and opinion required hereunder, the Maker shall, within ten (10) days, pay Payees in available funds an amount equal to the value of the shares at delivery plus interest on such amount at 7% per annum through the date of payment.

Time is hereby declared to be of the essence. This Note may be prepaid in full or in part at any time without penalty or premium. Partial prepayments shall be applied to installments due in reverse order of their maturity.

In the event of (a) default in payment of any installment of principal or interest hereof as the same becomes due and such default is not cured within ten (10) days from the due date or (b) default or breach by Maker or Atlantic Coil under the terms of the Stock Purchase Agreement dated effective as of April 1, 1997 (the "Stock Agreement") by and between Maker, Payee and others, involving the purchase of all of the outstanding capital stock of Atlantic Coil Processing, Inc., a North Carolina corporation ("Atlantic Coil"); the Employment Agreements dated effective April 1, 1997 between Atlantic Coil, Maker and the respective Payees; the Non Competition Agreements dated effective April 1, 1997 by and between Maker and the respective Payees or the Operating Lease dated effective April 1, 1997 by and between Atlantic Coil, Maker, and the Landlord named therein (collectively "Closing Documents") and such default or breach is not cured within the earlier of the cure period provided therein, or in the absence of a cure period therein then within thirty (30) days after written notice to Maker, then in either event, the holders may without further notice, declare the remainder of the principal sum, together with all interest accrued thereon at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The unpaid principal of this Note and any part thereof, accrued interest and all other sums due under this Note and the Documents shall bear interest at the rate of nine percent (9%) per annum after default until paid.

All parties to this Note, including Maker waive protests, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note and the Closing Documents, notwithstanding any change or changes by way of release, surrender, exchange, modification or other accommodation under this Note or the Closing Documents or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

Upon default the holders of this Note may employ an attorney to enforce the holders' rights and remedies and the Maker of this Note hereby agrees to pay to the holder reasonable attorneys fees plus all other reasonable expenses incurred by the holders in exercising any of the holders' rights and remedies upon default not exceeding a sum equal to ten percent (10%) outstanding balance owing on said Note. The rights and remedies of the holders as provided in this Note and any instrument securing this Note shall be cumulative and may be pursued singly, successively, or together or against any other funds, property or security held by the holders for payment or security, in the sole discretion of the holders. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

This Note is to be governed and construed in accordance with the laws of the State of North Carolina. All references in this Note to Payees shall include the holders hereof and this Note shall inure to the benefit of any holders, their successors and assigns. Anything herein to the contrary notwithstanding, the obligations of Maker under this Note and any security documents executed in connection herewith shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Payees would be contrary to provisions of law applicable to the Payees limiting the maximum rate of interest that may be charged to or collected by the Payees. If any provision of this Note shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibitions or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Note.

This Note has been delivered pursuant to a Stock Purchase Agreement dated April 1, 1997 (the "Stock Agreement") by and between Maker, Payees and others, involving the purchase of all of the outstanding capital stock of Atlantic Coil Processing, Inc., a North Carolina corporation. All terms not defined herein have the meanings set forth in the Stock Agreement.


PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS EXPRESSLY SUBJECT TO MAKER'S RIGHTS OF OFFSET SET FORTH IN SECTION 9.7 OF THE STOCK
AGREEMENT.

IN TESTIMONY WHEREOF, Steel Technologies Inc., a Kentucky corporation has caused this instrument to be executed in its corporate name by its duly authorized officers and its corporate seal to be affixed as of the day and year first above written.



STEEL TECHNOLOGIES INC.


____________________		By:
(CORPORATE SEAL)
Witness				        Brad Ray

Title: President

 EXHIBIT B(1) PRIVATE


	EMPLOYMENT AGREEMENT

	THIS AGREEMENT ("Agreement") is made and entered into April 1, 1997, and effective as of the commencement of business on April 1, 1997 (the "Effective Date") by and between Brooks Barwick/Doug Apperson/Mark Calcutt ("Employee"), and ATLANTIC COIL PROCESSING, INC., a North Carolina corporation (hereinafter referred to as the "Company") and STEEL TECHNOLOGIES INC., a Kentucky corporation, which has joined this Agreement for the purpose of guaranteeing the obligations of Company as set forth herein.


PRELIMINARY STATEMENTS

	As of the Effective Date, Steel Technologies Inc., a Kentucky corporation ("Steel Tech"), has acquired all of the outstanding shares of capital stock of the Company pursuant to a certain Stock Purchase Agreement (the "Purchase Agreement"), between Steel Tech, Employee and the other shareholders of the Company.

		Prior to the Effective Date, the Employee, in addition to being a shareholder of the Company, was a director, officer and employee of the Company and desires to continue to be employed by the Company.

	The Company has agreed to employ Employee on the terms and conditions hereinafter set forth.

	NOW THEREFORE, in consideration of the premises and mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

	Section 1. Employment. Subject to the terms hereof, the Company hereby agrees to employ Employee, and Employee hereby accepts such employment. Employee shall serve as a management employee of the Company during the Term (as defined in Section 2.1) of this Agreement, subject to the direction of the Boards of Directors of the Company and Steel Tech. Employee shall devote substantially all of his business time and best efforts to rendering services on behalf of the Company.

	Section 2.  Term.

	2.1. The term of Employee's employment hereunder shall be from April 1, 1997 through and including March 31, 2000, (the "Term") unless terminated prior thereto upon the occurrence of any of the following:

          		(i) The death or total disability of Employee. As used herein, "total disability" means any physical or mental condition rendering the Employee unable, for a total of three (3) months during any twelve month period, to perform the duties and bear the responsibilities incident to the position referred to in Section 1 hereof as determined by a physician acceptable to Employee and the Company; or


          		(ii) The Company's termination of Employee's employment hereunder, upon prior written notice to Employee, for "good cause." For the purposes of this Agreement, "good cause" for termination of Employee's employment shall exist only if (a) Employee is convicted of, pleads guilty to, or confesses to any act of fraud, misappropriation or embezzlement or to any felony, (b) Employee has engaged in a dishonest, disloyal or insubordinate act against and to the material damage or prejudice of the Company or in conduct or activities materially damaging to the property, business or reputation of the Company, or (c) Employee otherwise fails to comply with the material terms of this Agreement and fails to cure such noncompliance within thirty (30) days of receipt from Company of notice of the specific failure of compliance; or

		(iii) By the Employee at any time during the Term without any event of default; or

		(iv) By Employee upon an "event of default". An "event of default" shall mean (i) the failure by Company to pay Employee any sum due hereunder within ten (10) days after Employee shall have delivered to Company written notice that such payment has become due, or (ii) the failure by Company to observe or perform any other material provision hereof for thirty (30) days after Employee shall have delivered to Company written notice of such failure; or (iii) default or breach by Steel Technologies Inc. ("Steel Tech") or Company, as the context permits, under the terms of the Stock Purchase Agreement dated effective as of April 1, 1997 (the "Stock Agreement") by and between Steel Tech, Employee and others, involving the purchase of all of the outstanding capital stock of Atlantic Coil Processing, Inc., a North Carolina corporation; the Promissory Note dated April 1, 1997 by Steel Tech as Maker to Employee and others; the Employment Agreements dated effective April 1, 1997 between Company, Steel Tech and the respective Sellers;
the Non Competition Agreements dated effective April 1, 1997 by and between Steel Tech and the respective Sellers or the Operating Lease dated effective April 1, 1997 by and between Company, Steel Tech, and the Landlord named therein (collectively "Closing Documents") and such default or breach is not cured within the earlier of the cure period provided therein, or in the absence of a cure period therein, within thirty (30) days after written notice to Steel Tech and Company.

	2.2.  If Employee's employment herein is terminated pursuant to
Section 2.1 (i), (ii) or (iii) above prior to the end of the Term, Employee's salary and bonus shall be prorated for such portion of the Term as he was employed by the Company. If Employee's employment is terminated for any reason other than pursuant to Section 2.1 (i), (ii) or (iii) above, the Company shall pay to Employee his salary, vacation and other benefits hereunder as if Employee had been employed by the Company for the entire Term.

The Term may be renewed for an additional year upon the expiration of the initial Term, by the agreement of the parties.




	Section 3.  Compensation and Benefits.

	3.1.  	Salary. Employee shall be paid an annual salary of
$100,000. Payment of salary shall be payable in installments at such times as the Company customarily pays its other employees.

	3.2  	Other Benefits.  Employee shall receive the fringe benefits, perquisites, and other benefits of employment set forth herein, in the Company's employee handbook and such other or additional fringe benefits, prerequisites and other benefits of employment as may be provided by Company to its management employees from time to time shall continue during the Term of employment as set forth in Section 2.1 hereof. In the event Employee's employment is terminated early pursuant to Section 2.1(i), (ii) or (iii) hereof, benefits will likewise terminate prospectively (subject to applicable law). These benefits may be adjusted from time to time as determined by the Company's Board of Directors so long as coverages of a substantially similar nature are maintained at substantially the same cost to Employee.

	3.3	Employee shall be entitled to the same, or substantially the same health care, 401(k), life insurance, automobile, and club dues as currently provided to them, with the exception of a bonus compensation plan. Buyer shall establish a bonus compensation plan specifically for Employee which will provide for awarding incentives specifically relating to the future performance of ACP with a guaranteed minimum of $25,000 per year for this three year period.

	Section 4.  Guaranty.   Steel Tech has joined in the execution of
this Agreement for the purpose of absolutely and unconditionally guaranteeing the due and punctual performance of all of the obligations of Company under this Agreement as and when the same become due to be performed in accordance with the terms and provisions of this Agreement, including any assignment modification, amendment or extension hereof . The obligation on the part of Steel Tech is a primary and not a secondary liability and obligation and Steel Tech will pay or perform the same immediately upon demand, without any requirement of recourse first being had against Company or any other person, firm or corporation.

	Section 5.   Miscellaneous.

	5.1.  	Binding Effect.  This Agreement shall inure to the
benefit of and shall be binding upon Employee and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, that Employee shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of the Company.

	5.2.  	Governing Law.  This Agreement shall be deemed to be
made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of North Carolina, without regard to conflicts of laws principles.

	5.3.  	Arbitration.  Any dispute or difference between the
parties hereto arising out of or relating to this Agreement shall be finally settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a one qualified arbitrator ("Designated Arbitrator"). Each party shall choose an arbitrator and the Designated Arbitrator shall be chosen by the two so chosen. If either party to the dispute or difference fails to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose the Designated Arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, administer the selection of the Designated Arbitrator. Arbitration proceedings hereunder may be initiated by any party making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Charlotte, North Carolina. All arbitration proceedings shall be held in Raleigh, North Carolina. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

	5.4.  	Headings.  The section and paragraph heading contained
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

	5.5.  	Notices.  All notices, requests, consents and other
communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, (iii) made by telecopy or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

	If to the Company			Brad Ray
	or Steel Tech:				Steel Technologies Inc.
						15415 Shelbyville Road
						Louisville, KY 40245

	With a copy to:			John Baumann
						Steel Technologies Inc.
						15415 Shelbyville Road
						Louisville, KY  40245
						Fax:	502-245-0542

	If to the Employee:			H. Brooks Barwick, III
						Mark Calcutt
						Doug Apperson
						307 Industrial Drive
						Clinton, NC  28328

	With a copy to:			William M. Black, Jr.
						7200 Stonehenge Drive, Suite 206
						P.O. Box 19866
						Raleigh, NC 27619
						Fax:	919-676-5584

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by telecopy or facsimile transmission, at the time the receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent.

	Any party to this Agreement may change his or its address upon written notice delivered pursuant to this Section.

	4.6	Entire Agreement.  This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.


[SIGNATURE PAGE FOLLOWS]

	IN WITNESS WHEREOF, the Company and Steel Tech have each caused its duly authorized officer to execute this Agreement and the Employee has executed this Agreement as of the date first above written.

						EMPLOYEE:




						 ("Employee")


						ATLANTIC COIL PROCESSING INC.


	By: ____________________________________
						       John Baumann

	Title: Corporate Counsel



	STEEL TECHNOLOGIES INC.


	By:______________________________
	Title:___________________________

EMPLOYMENT AGREEMENT

	THIS AGREEMENT ("Agreement") is made and entered into April 1, 1997, and effective as of the commencement of business on April 1, 1997 (the "Effective Date") by and between Jerry Richmond ("Employee"), and ATLANTIC COIL PROCESSING, INC., a North Carolina corporation (hereinafter referred to as the "Company") and STEEL TECHNOLOGIES INC., a Kentucky corporation, which has joined this Agreement for the purpose of guaranteeing the obligations of Company as set forth herein.

PRELIMINARY STATEMENTS

	As of the Effective Date, Steel Technologies Inc., a Kentucky corporation ("Steel Tech"), has acquired all of the outstanding shares of capital stock of the Company pursuant to a certain Stock Purchase Agreement (the "Purchase Agreement"), between Steel Tech, Employee and the other shareholders of the Company.

		Prior to the Effective Date, the Employee, in addition to being a shareholder of the Company, was a director, and employee of the Company and desires to continue to be employed by the Company.

	The Company has agreed to employ Employee on the terms and conditions hereinafter set forth.

	NOW THEREFORE, in consideration of the premises and mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

	Section 1. Employment. Subject to the terms hereof, the Company hereby agrees to employ Employee, and Employee hereby accepts such employment. Employee shall serve as an employee of the Company during the Term (as defined in Section 2.1) of this Agreement, subject to the direction of the Boards of Directors of the Company and Steel Tech. Notwithstanding the foregoing, employee shall devote only such business time and efforts to rendering services on behalf of the Company consistent with his current duties and responsibilities and without obligation to account for his time except as currently required.

	Section 2.  Term.

	2.1. The term of Employee's employment hereunder shall be from April 1, 1997 through and including March 31, 1998, (the "Term") unless terminated prior thereto upon the occurrence of any of the following:

The Company's termination of Employee's employment hereunder, upon prior written notice to Employee, for "good cause." For the purposes of this Agreement, "good cause" for termination of Employee's employment shall exist only if (a) Employee is convicted of, pleads guilty to, or confesses to any act of fraud against the Company, misappropriation or embezzlement against the Company or to any felony against the Company,
(b) Employee has engaged in a dishonest or disloyal act against and to the material damage or prejudice of the Company, or (c) Employee otherwise fails to comply with the material terms of this Agreement and fails to cure such noncompliance within thirty (30) days of receipt from Company of notice of the specific failure of compliance; or

	(ii)  	By the Employee at any time during the Term without
any event of default.

	(iii)	By Employee upon an "event of default".  An "event of
default" shall mean (i) the failure by Company to pay Employee any sum due hereunder within ten (10) days after Employee shall have delivered to Company written notice that such payment has become due, or (ii) the failure by Company to observe or perform any other material provision hereof for thirty (30) days after Employee shall have delivered to Company written notice of such failure; or (iii) default or breach by Steel Technologies Inc. ("Steel Tech") or Company, as the context permits, under the terms of the Stock Purchase Agreement dated effective as of April 1, 1997 (the "Stock Agreement") by and between Steel Tech, Employee and others, involving the purchase of all of the outstanding capital stock of Atlantic Coil Processing, Inc., a North Carolina corporation; the Promissory Note dated April 1, 1997 by Steel Tech as Maker to Employee and others; the Employment Agreements dated effective April 1, 1997 between Company, Steel Tech and the respective Sellers; the Non Competition Agreements dated effective April 1, 1997 by and between Steel Tech and the respective Sellers or the Operating Lease dated effective April 1, 1997 by and between Company, Steel Tech, and the Landlord named therein (collectively "Closing Documents") and such default or breach is not cured within the earlier of the cure period provided therein, or in the absence of a cure period therein, within thirty (30) days after written notice to Steel Tech and Company.

	2.2.  If Employee's employment herein is terminated pursuant to
Section 2.1(i) or (ii) above prior to the end of the Term, Employee's salary shall be prorated for such portion of the Term as he was employed by the Company. If Employee's employment is terminated for any reason other than pursuant to Section 2.1(i) or (ii) above, the Company shall pay to Employee his salary, vacation and other benefits hereunder as if Employee had been employed by the Company for the entire Term.

	2.3.  The Term shall not renew.

	Section 3.  Compensation and Benefits.

	3.1. Salary. Employee shall be paid an annual salary of $125,000. Payment of salary shall be payable in installments at such times as the Company customarily pays its other employees.

	3.2 Other Benefits. Employee will receive the same, or substantially the same health care currently provided to him. Upon separation from employment, Company shall be responsible for and timely pay Employee's first twelve months of COBRA payments and all related administrative expenses. Employee shall be entitled to the same or substantially the same automobile as currently provided to him from
April 1, 1997 until March 1, 1999.   In the event Employee's employment
is terminated early pursuant to Section 2.1(i) or (ii) hereof, benefits will likewise terminate prospectively (subject to applicable law). These benefits may be adjusted from time to time as determined by the Company's Board of Directors so long as coverages of a substantially similar nature are maintained at substantially the same cost to Employee.

	Section 4.  Guaranty.   Steel Tech has joined in the execution of
this Agreement for the purpose of absolutely and unconditionally guaranteeing the due and punctual performance of all of the obligations of Company under this Agreement as and when the same become due to be performed in accordance with the terms and provisions of this Agreement, including any assignment modification, amendment or extension hereof . The obligation on the part of Steel Tech is a primary and not a secondary liability and obligation and Steel Tech will pay or perform the same immediately upon demand, without any requirement of recourse first being had against Company or any other person, firm or corporation.

	Section 5.   Miscellaneous.

	5.1.  	Binding Effect.  This Agreement shall inure to the
benefit of and shall be binding upon Employee and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, that Employee shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of the Company.

	5.2.  	Governing Law.  This Agreement shall be deemed to be
made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of North Carolina, without regard to conflicts of laws principles.

	5.3.  	Arbitration.  Any dispute or difference between the
parties hereto arising out of or relating to this Agreement shall be finally settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a one qualified arbitrator ("Designated Arbitrator"). Each party shall choose an arbitrator and the Designated Arbitrator shall be chosen by the two so chosen. If either party to the dispute or difference fails to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose the Designated Arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, administer the selection of the Designated Arbitrator. Arbitration proceedings hereunder may be initiated by any party making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Charlotte, North Carolina. All arbitration proceedings shall be held in Raleigh, North Carolina. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

	5.4.  	Headings.  The section and paragraph heading contained
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

	5.5.  	Notices.  All notices, requests, consents and other
communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, (iii) made by telecopy or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

	If to the Company			Brad Ray
	or Steel Tech:				Steel Technologies Inc.
						15415 Shelbyville Road
						Louisville, KY 40245

	With a copy to:			John Baumann
						Steel Technologies Inc.
						15415 Shelbyville Road
						Louisville, KY  40245
						Fax:	502-245-0542

	If to the Employee:			Jerry Richmond
								195 Magnolia Dive
									P.O. Box 4322
						Ormond Beach, FL 32176

	With a copy to:			William M. Black, Jr.
						7200 Stonehenge Drive, Suite 206
						P.O. Box 19866
						Raleigh, NC 27619
						Fax:	919-676-5584

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by telecopy or facsimile transmission, at the time the receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent.

	Any party to this Agreement may change his or its address upon written notice delivered pursuant to this Section.

	4.6	Entire Agreement.  This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.


						EMPLOYEE:


	_________________________________________

Jerry F. Richmond



						ATLANTIC COIL PROCESSING INC.

	By:	___________________________________          	John Baumann
	Title: Corporate Counsel



	STEEL TECHNOLOGIES INC.

	By:___________________________________
	Title:__________________

	EXHIBIT C(1) PRIVATE

	NONCOMPETITION AGREEMENT

	THIS AGREEMENT ("Agreement") is made and entered into April 1, 1997 and effective as of the commencement of business on April 1, 1997 (the "Effective Date"), by and between Brooks Barwick/ Doug
Apperson/Mark Calcutt (the "Shareholder"), and Steel Technologies Inc., a Kentucky corporation ("Steel Tech").

	PRELIMINARY STATEMENTS

	As of the Effective Date, Steel Tech has acquired all of the outstanding shares of capital stock of Atlantic Coil Processing, Inc., a North Carolina corporation, (the "Company") pursuant to a certain Stock Purchase Agreement (the "Purchase Agreement"), between Steel Tech, the Shareholder and the other shareholders of the Company.

		Prior to the Effective Date, the Shareholder, in addition to being a shareholder of the Company was a director, officer and employee of the Company and desires to enter into this Agreement to further induce Steel Tech to enter into the Purchase Agreement.

	NOW THEREFORE, in consideration of the premises and mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

	Section 1.  Confidential Information and Non-Competition
			Covenant.

	1.1. Confidential Information and Trade Secrets. In consideration of the rights granted to the Shareholder under the Purchase Agreement, the Shareholder hereby agrees that he shall hold in confidence all temporary help lists, customer lists, supplier lists, price lists, financial information, operating manual and forms, plans, notes, computer programs, systems and software (including, without limitation, documentation and related source and object codes), and all other knowledge or information of a confidential or proprietary nature with respect to the business of the Company (the "Proprietary Information"), and the Shareholder will not disclose, publish or make use of such knowledge or information.

	1.2. Non-Competition. The Company is engaged in steel processing and providing steel processing throughout the geographic area within a 250-mile radius of the office locations set forth on Schedule 1.2 hereto (such geographic area being hereinafter referred to as the "Territory"). The Shareholder acknowledges that the goodwill of the Company and marketing and support of services and products of the Company extends
throughout the Territory.    If following the expiration of his three
year employment contract, Shareholder is, for any reason, no longer an employee of Steel Tech or a Related Company, Steel Tech or a Related Company shall pay to Shareholder $50,000 a year for the two years immediately following separation from employment or if, following the expiration of a fourth year of employment with Steel Tech or a Related Company, Shareholder is for any reason no longer an employee of Steel
Tech or a Related Company, Steel Tech or a Related Company shall pay to Shareholder $50,000 a year for the year immediately following their separation from employment; and in consideration of the payment(s) required above and expressly conditioned upon such payment, the Shareholder hereby agrees that for the respective two or one year periods specified above and, as applicable (the "Noncompete Period"), the Shareholder shall not (without the prior written consent of the Company), in any manner, directly or indirectly,

		(i) engage in, have any equity or profit interest in, make any loan to or for the benefit of, guaranty the repayment of any funds by, or render services of any executive, advertising, marketing, sales, administrative, supervisory, engineering, computer program or system development, maintenance or consulting nature to any business conducting operations in the Territory which are competitive with the business activities being directly engaged in by the Company as of the date of this Agreement; or

		(ii) solicit to employ, on his own behalf or on behalf of any other person, firm or corporation, any person who was employed by the Company or a Related Company as of the Effective Date hereof and who has not thereafter ceased to be employed by the Company or a Related Company for a period of at least one year.

	As used in this Section 1, the term "Related Company" shall mean Steel Tech, any subsidiary of Steel Tech or any other corporation (including Atlantic Coil Processing, Inc.), twenty percent of whose stock is owned by Steel Tech, and any other corporation owning at least 20 percent of the capital stock of Steel Tech, any subsidiary thereof, and any successor to any of them.

	Notwithstanding anything contained herein to the contrary, the Shareholder shall not be prohibited from owning, directly or indirectly, up to 5% of the outstanding equity interest of any company, which is in competition with Steel Tech and the stock of which is publicly traded.

	1.3. Severability. If a judicial determination is made that any of the provisions of this Section 1 constitutes an unreasonable or otherwise unenforceable restriction against the Shareholder, the provisions of this Section 1 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory or any prohibited business activity from the coverage of this Section 1, and to reduce the duration of the Noncompete Period and to apply the provisions of this Section 1 to the remaining portion of the Territory or the remaining business activities not to be severed by such judicial authority and to the duration of the Noncompete Period as reduced by judicial determination.

	1.4. Injunctive Relief. The Shareholder hereby agrees that any breach or threatened breach by the Shareholder of Sections 1.1 or 1.2 of this Agreement will irreparably injure the Company and that any remedy at law for any breach or threatened breach by the Shareholder of the provisions contained in Sections 1.1 and 1.2 hereof shall be inadequate, and that the Company shall be entitled to injunctive relief in addition to any other remedy it might have under this Agreement or at law or in equity. The Shareholder further agrees that the grant of such injunctive relief and the enforcement of the terms of this Agreement shall not deprive him of his ability to earn a living.

	1.5	Cross Default.	 Steel Tech shall be in default and breach
of this Agreement upon default or breach by Steel Tech or Company, as the context permits, under the terms of the Stock Purchase Agreement dated effective as of April 1, 1997 (the "Stock Agreement") by and between Steel Tech, Shareholder and others, involving the purchase of all of the outstanding capital stock of Atlantic Coil Processing, Inc., a North Carolina corporation; the Promissory Note dated April 1, 1997 by Steel Tech as Maker to Shareholders and others; the Employment
Agreements dated effective April 1, 1997 between Company, Steel Tech and the respective Sellers; the Non Competition Agreements dated effective April 1, 1997 by and between Steel Tech and the respective Sellers or the Operating Lease dated effective April 1, 1997 by and between Company, Steel Tech, and the Landlord named therein (collectively
"Closing Documents") and such default or breach is not cured within the earlier of the cure period provided therein, or in the absence of a cure period provided therein, within thirty (30) days after written notice to Steel Tech and Company.

	Section 2.  Miscellaneous.

	2.1. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Shareholder and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns. The Company is a third party beneficiary of this Agreement.

	2.2. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of North Carolina, without regard to conflicts of laws principles.

	2.3. Headings. The section and paragraph heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

	2.4. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, (iii) made by telecopy or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.




	If to Steel Tech or Company:

		Brad Ray
		Steel Technologies Inc.
		15415 Shelbyville Road
		Louisville, KY  40245

	With a copy to:

		John Baumann
		Steel Technologies Inc.
		15415 Shelbyville Road
		Louisville, KY  40245
		Fax: 502-245-0542

	If to the Shareholder:

		H. Brooks Barwick, III
		Mark Calcutt
		Doug Apperson
		307 Industrial Drive
		Clinton, NC 28328

  	With a Copy to:

		William M. Black, Jr.
		7200 Stonehenge Drive, Suite 206
		P.O. Box 19866
		Raleigh, NC 27619
		Fax: 919-676-5584

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by telecopy or facsimile transmission, at the time the receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent.

	Any party to this Agreement may change his or its address upon written notice delivered pursuant to this Section.

	2.5. Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

	IN WITNESS WHEREOF, Steel Tech has caused its duly authorized officer to execute this Agreement and the Shareholder has executed this Agreement as of the date first above written.

						SHAREHOLDER:


________________________________
						("Shareholder")


						STEEL TECHNOLOGIES INC.


	By:	_______________________________
							Title:
	EXHIBIT C(2)

	NONCOMPETITION AGREEMENT

	THIS AGREEMENT ("Agreement") is made and entered into April 1, 1997 and effective as of the commencement of business on April 1, 1997 (the "Effective Date"), by and between Jerry Richmond (the
"Shareholder"), and Steel Technologies Inc., a Kentucky corporation ("Steel Tech").

PRELIMINARY STATEMENTS

	As of the Effective Date, Steel Tech has acquired all of the outstanding shares of capital stock of Atlantic Coil Processing, Inc., a North Carolina corporation, (the "Company") pursuant to a certain Stock Purchase Agreement (the "Purchase Agreement"), between Steel Tech, the Shareholder and the other shareholders of the Company.

		Prior to the Effective Date, the Shareholder, in addition to being a shareholder of the Company was a director, officer and employee of the Company and desires to enter into this Agreement to further induce Steel Tech to enter into the Purchase Agreement.

	NOW THEREFORE, in consideration of the premises and mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

	Section 1.  Confidential Information and Non-Competition
			Covenant.

	1.1. 	 Confidential Information and Trade Secrets. In
consideration of the rights granted to the Shareholder under the Purchase Agreement, the Shareholder hereby agrees that he shall hold in confidence all temporary help lists, customer lists, supplier lists, price lists, financial information, operating manual and forms, plans, notes, computer programs, systems and software (including, without limitation, documentation and related source and object codes), and all other knowledge or information of a confidential or proprietary nature with respect to the business of the Company (the "Proprietary Information"), and the Shareholder will not disclose, publish or make use of such knowledge or information.

	1.2.  	Non-Competition.  The Company is engaged in providing
steel processing throughout the geographic area within a 250-mile radius of the office locations set forth on Schedule 1.2 hereto (such geographic area being hereinafter referred to as the "Territory"). The Shareholder acknowledges that the goodwill of the Company and marketing and support of services and products of the Company extends throughout the Territory. In consideration of the rights granted to the Shareholder under the Purchase Agreement, the Shareholder hereby agrees that for the period commencing on April 1, 1997 and extending for two years from such date (the "Noncompete Period"), the Shareholder shall not (without the prior written consent of the Company), in any manner, directly or indirectly,

		(i)  	engage in, have any equity or profit interest in, make
any loan to or for the benefit of, guaranty the repayment of any funds by, or render services of any executive, advertising, marketing, sales, administrative, supervisory, engineering, computer program or system development, maintenance or consulting nature to any business conducting operations in the Territory which are competitive with the business activities being directly engaged in by the Company as of the date of this Agreement; or

		(ii)  	solicit to employ, on his own behalf or on
behalf of any other person, firm or corporation, any person who was employed by the Company or a Related Company as of the Effective Date hereof and who has not thereafter ceased to be employed by the Company or a Related Company for a period of at least one year.

	As used in this Section 1, the term "Related Company" shall mean Steel Tech, any subsidiary of Steel Tech or any other corporation (including Atlantic Coil Processing, Inc.), twenty percent of whose stock is owned by Steel Tech, and any other corporation owning at least 20 percent of the capital stock of Steel Tech, any subsidiary thereof, and any successor to any of them.

	Notwithstanding anything contained herein to the contrary, the Shareholder shall not be prohibited from owning, directly or indirectly, up to 5% of the outstanding equity interest of any company, which is in competition with Steel Tech and the stock of which is publicly traded.

	The parties agree and acknowledge that Shareholder is an owner and is otherwise actively involved in Forma-Fab Metals, Inc. with its principal office in Mebane, North Carolina and which carries on the business of a sheet metal job shop and the parties further agree and acknowledge that, notwithstanding anything herein to the contrary, Shareholder's ownership, service as a director, officer and/or employee and other activities for and on behalf of Forma-Fab Metals, Inc. or its successors are not prohibited by this Agreement, Forma-Fab Metals, Inc. being expressly excepted from the application of this Agreement.

	1.3.  	Severability. If a judicial determination is made that
any of the provisions of this Section 1 constitutes an unreasonable or otherwise unenforceable restriction against the Shareholder, the provisions of this Section 1 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory or any prohibited business activity from the coverage of this Section 1, and to reduce the duration of the Noncompete Period and to apply the provisions of this Section 1 to the remaining portion of the Territory or the remaining business activities not to be severed by such judicial authority and to the duration of the Noncompete Period as reduced by judicial determination.
	1.4.  	Injunctive Relief.  The Shareholder hereby agrees that
any breach or threatened breach by the Shareholder of Sections 1.1 or
1.2 of this Agreement will irreparably injure the Company and that any remedy at law for any breach or threatened breach by the Shareholder of the provisions contained in Sections 1.1 and 1.2 hereof shall be inadequate, and that the Company shall be entitled to injunctive relief in addition to any other remedy it might have under this Agreement or at law or in equity. The Shareholder further agrees that the grant of such injunctive relief and the enforcement of the terms of this Agreement shall not deprive him of his ability to earn a living.

	1.5	Cross Default.	 Steel Tech shall be in default and breach
of this Agreement upon default or breach by Steel Tech or Company, as the context permits, under the terms of the Stock Purchase Agreement dated effective as of April 1, 1997 (the "Stock Agreement") by and between Steel Tech, Shareholder and others, involving the purchase of all of the outstanding capital stock of Atlantic Coil Processing, Inc., a North Carolina corporation; the Promissory Note dated April 1, 1997 by Steel Tech as Maker to Shareholders and others; the Employment
Agreements dated effective April 1, 1997 between Company, Steel Tech and the respective Sellers; the Non Competition Agreements dated effective April 1, 1997 by and between Steel Tech and the respective Sellers or the Operating Lease dated effective April 1, 1997 by and between Company, Steel Tech, and the Landlord named therein (collectively
"Closing Documents") and such default or breach is not cured within the earlier of the cure period provided therein, or in the absence of a cure period provided therein, within thirty (30) days after written notice to Steel Tech and Company.

	Section 2.  Miscellaneous.

	2.1.  	Binding Effect.  This Agreement shall inure to the
benefit of and shall be binding upon the Shareholder and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns. The Company is a third party beneficiary of this Agreement.

	2.2. 	 Governing Law.  This Agreement shall be deemed to be made
in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of North Carolina, without regard to conflicts of laws principles.

	2.3.  	Headings.  The section and paragraph heading contained
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

	2.4.  	Notices.  All notices, requests, consents and other
communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, (iii) made by telecopy or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

	If to Steel Tech or Company:

		Brad Ray
		Steel Technologies Inc.
		15415 Shelbyville Road
		Louisville, KY  40245


	With a copy to:

		John Baumann
		Steel Technologies Inc.
		15415 Shelbyville Road
		Louisville, KY  40245
		Fax:	502-245-0542

	If to the Shareholder:

		Jerry Richmond
		195 Magnolia Drive
		PO Box 4322
		Ormond Beach, FL 31276

	With a copy to:

		William M. Black, Jr.
		7200 Stonehenge Drive, Suite 206
		P.O. Box 19866
		Raleigh, NC 27619
		Fax:	919-676-5584

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by telecopy or facsimile transmission, at the time the receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent.

	Any party to this Agreement may change his or its address upon written notice delivered pursuant to this Section.

	2.5 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.


[Signature page follows]

	IN WITNESS WHEREOF, Steel Tech has caused its duly authorized officer to execute this Agreement and the Shareholder has executed this Agreement as of the date first above written.

						SHAREHOLDER:


	_______________________________________

Jerry F. Richmond



						STEEL TECHNOLOGIES INC.


	By:


	Title:  ____________________________________
EXHIBIT D
OPERATING LEASE

THIS OPERATING LEASE ("Lease") is entered effective April 1, 1997, between Atlantic Properties, a North Carolina general partnership
("Landlord") and Atlantic Coil Processing, Inc., a North Carolina
corporation ("Tenant").   Steel Technologies, Inc., a Kentucky
corporation has joined in the execution of this Lease for the purpose of guaranteeing the obligations of Tenant.

W I T N E S S E T H:

In consideration of the mutual covenants hereinafter contained, and each act performed hereunder by the parties, Landlord and Tenant agree as follows:

ARTICLE 1
EXHIBITS ATTACHED AND MEMORANDUM OF LEASE

Section 1.01. Exhibits. The following exhibits are attached to and made a part of this Lease:

(1)	Exhibit A.  Legal Description of the Demised Premises.

(2)	Exhibit B.  Specimen Memorandum of Lease.

Section 1.02. Memorandum of Lease. Landlord and Tenant agree not to place this Lease of record, but to execute, acknowledge and record a memorandum of lease containing the names of Landlord and Tenant, the specific legal description of the Demised Premises, the Term, and the purchase option. Such memorandum of lease shall be substantially in the form of Exhibit B attached hereto and by reference made a part hereof. Landlord shall have the memorandum of lease recorded and supply the recorded copy to Tenant. Upon the expiration of the Term or the earlier termination of the Lease, in either case without Tenant's exercise of its purchase option, Tenant agrees to execute and deliver to Landlord for filing such cancellation of Memorandum of Lease as Landlord may reasonably request.

ARTICLE 2
DEMISED PREMISES

Section 2.01. Demised Premises. Landlord hereby lets and demises to Tenant, and Tenant hereby leases from Landlord the premises described in Exhibit A attached hereto and by reference made a part hereof, such premises and the improvements thereon being hereafter referred to as the "Demised Premises."
ARTICLE 3
TERM

Section 3.01. Term. The "Term" of this Lease shall be for a period of six (6) years beginning on April 1, 1997 and ending on March 31, 2003.


ARTICLE 4
RENT

Section 4.01. Rental. Tenant shall pay to Landlord throughout the Demised Term rental in the annual amount of $480,000 paid in equal monthly installments in advance on or before the first day of each calendar month during the Term of the Lease. All rent payable by Tenant shall be without previous demand, setoff or deduction. All rent shall be paid to Landlord at the address to which notices to Landlord are given as set forth in the paragraph entitled "Notices" hereunder. In addition to such remedies as may be provided under the default provisions of this Lease or otherwise, herein, at law or in equity, Landlord shall be entitled to a late charge of two percent (2%) of the amount of the monthly rent if not received within 3 days of when due, and a charge of two percent (2%) of the monthly rent for any check given by Tenant not paid when first presented by Landlord.

Section 4.02	Additional Rent.  Tenant shall pay Landlord as
"Additional Rent", as the same shall become due, taxes and insurance for the Demised Premises and all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with all fines, penalties, interest and costs which may be added for non-payment or late payment thereof.
ARTICLE 5
TAXES

Section 5.01.  Real Estate Taxes.

(A)	As "Additional Rent",  Tenant shall directly pay and discharge as they become due, all taxes (including, without limitation, all real and personal property taxes and sales and use taxes), assessments (including assessments for benefits from public works or improvements, whether or not to be completed within the Term), levies, fees, water and sewer rents and charges, an all other governmental charges which are, at any time during the Term, imposed or levied upon or assessed against the Demised Premises or any part thereof or which arise in respect of the operation, possession, occupancy or use thereof. Tenant agrees to furnish to Landlord, within thirty (30) days after written demand therefore, proof of the payment of all such taxes, assessments, levies, fees and similar charges.

(B)	Tenant shall have the right at its own expense to challenge any tax or assessment; such challenge will not, however, relieve Tenant's obligation to pay such taxes promptly when due. If such challenge results in a reduction of taxes or assessments, Tenant shall be entitled to a refund of such reduction.

(C)	If this Lease expires or terminates before a tax or assessment bill is rendered for the year in which such expiration or termination occurs, Tenant shall pay to Landlord on January 1 of such year of expiration or termination the proportionate amount of the anticipated tax for the entire calendar year. The said proportional amount shall be computed as a fraction the numerator of which shall be the number of months of the lease Term within the last calendar year and denominator of which shall be twelve (12).

ARTICLE 6
USE OF DEMISED PREMISES

Section 6.01. Use. The Demised Premises may be used by Tenant for any lawful purpose. Tenant shall not use the Demised Premises in any manner that would constitute waste, nuisance, unreasonable annoyance to owners or occupants of adjacent properties or in any manner in material violation of any law, regulation, rule or ordinance of any public or private authority or any covenant, term or condition of any presently existing document which is recorded in the land records of the county and state in which the Demised Premises are located and which affect the Demised Premises or the use thereof nor in any manner which might invalidate insurance carried by either Landlord or Tenant.

	ARTICLE 7
	TENANT'S ACCEPTANCE

Upon its occupancy of the Demised Premises, Tenant represents to Landlord that Tenant has examined and inspected the same, finds the Demised Premises to be substantially as represented by Landlord and reasonably satisfactory for Tenant's intended use and evidences Tenant's acceptance of the Demised Premises.

ARTICLE  8
UTILITY AND OTHER SERVICES

Section 8.01. Payment by Tenant. Payment for all water, gas, light, heat, telephone, electricity, power, other utility and communication services, waste disposal services and all other services rendered or used upon or in connection with the Demised Premises shall be made by Tenant. The parties acknowledge Landlord will not provide any services to the Demised Premises.

ARTICLE 9
MAINTENANCE/ REPAIR

Section 9.01. Tenant's Obligation. Tenant shall, at its sole expense, keep and maintain in good condition and repair and make all repair and replacements, structural and nonstructural, to the interior and exterior of the Demised Premises. Tenant shall comply with the directions of proper public officers as to the maintenance of the Demised Premises and shall comply with all health and police regulations applicable to or affecting the Demised Premises. Nothing in this provision defining the duty of maintenance and repair hall be construed as limiting any right given elsewhere in this Lease to alter, modify, demolish, remove or replace any improvement.

ARTICLE 10
CONSTRUCTION

Section 10.01. Construction by Tenant. With the written consent of Landlord and upon submission of plans, specifications and other documentary submittals appropriate to the scope of work proposed by Tenant, at any time and from time to time during the Term, Tenant may, but is not obligated to, construct or otherwise make new improvements on any part or all of the Demised Premises and to demolish, remove, replace, alter, relocate, reconstruct, or add to any existing improvements in whole or in part, and to modify or change the contour or grade, or both, of the land, provided Tenant is not then in default under any condition or provision of this Lease and provided further that such new improvements or other construction activities are completed in a good and workmanlike manner, in compliance with all local code, law and regulation and in a lien-free condition. All such buildings and improvements constructed by Tenant shall be Landlord's property and shall remain Landlord's property upon the termination of this Lease. Tenant shall furnish evidence to Landlord that all claims for labor and materials furnished for such remodeling, alteration or addition have been paid or provided for. Should Tenant fail to pay for such labor or materials or should any lien be filed against the Demised Premises and Tenant fail to secure the discharge of the lien within 30 days (whether by bond or otherwise) Landlord may pay such amount and add the cost thereof to the Additional Rent provided for herein.

ARTICLE 11
ALTERATIONS

Section 11.01. Alterations by Tenant. Tenant shall have the right, at its sole expense, to make interior alterations to the Demised Premises of a non-structural nature without Landlord's consent provided Tenant performs the alterations in a good and workman like manner, in compliance with applicable laws, ordinances, orders, rules, regulations and requirements and in a lien-free condition. Tenant shall furnish evidence to Landlord that all claims for labor and materials furnished for such alterations have been paid or provided for. Should Tenant fail to pay for such labor or materials or should any lien be filed against the Demised Premises and Tenant failed to secure the discharge of the lien within 30 days (whether by bond or otherwise), Landlord may pay such amount and add the costs thereof to the Additional Rent provided for herein.

Section 11.02	Tenant's Trade Fixtures.    Tenant may, at its sole
expense, install, assemble or place upon the Demised Premises any machinery, fixtures, furnishings and equipment used or useful in Tenant's business, and in each case upon compliance with Section 11.01. Such machinery, fixtures, furnishings and equipment shall be and remain the property of Tenant. Tenant may remove the same from the Demised Premises at any time during the Term hereof or upon termination of the Lease and surrender of the Demised Premises provided, however, that Tenant shall promptly repair any damage to the Demised Premises resulting from such removal. Landlord shall execute and shall use its best efforts to cause any mortgagee of Landlord to execute such waivers as Tenant may reasonably request as to liens and/or security interest against such trade fixtures, equipment and other personal property of Tenant.


ARTICLE 12
	LIENS

Tenant will not, directly or indirectly, create or permit to be created or to remain, and will discharge, within 30 dats, by bond or otherwise at Tenant's sole expense, any lien, encumbrance or other charge with respect to the Demised Premises or any part thereof or Tenant's interest therein. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, expressed or implied to or for the performance of any labor or services or the furnishing of any materials for any construction, alteration, addition, repair, or demolition of or to the Demised Premises or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to or through Tenant and that no mechanics, materialmen or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Demised Premises.

	ARTICLE 13
	INDEMNIFICATION

Tenant agrees to pay, and to protect, indemnify and save Landlord harmless from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorney's fees and expenses) causes of action, suits, claims, demands or judgments of any nature whatsoever rising from (i) any injury to, or the death of, any person, or any damage to property on the Demised Premises or upon adjoining sidewalks, streets, or ways, or in any manner growing out of or connected with the use , non use, condition or occupancy of the Demised Premises or any part thereof, or resulting from the condition thereof or of adjoining sidewalks, streets, or ways; (ii) violation by Tenant of any restriction, statute, law, ordinance, or regulation in each case affecting the Demised Premises or any part thereof, or the ownership, occupancy or use thereof, or (iii) any negligence or tortuous act on the part of Tenant or any of its agents, contractors, licensees or invitees. In case any action, suit or proceeding is brought against Landlord by reason of any occurrence herein described, Tenant will, at its own expense, defend such action, suit, or proceeding with counsel reasonably acceptable to Landlord.

ARTICLE 14
INSURANCE

Section 14.01.  Fire and Extended Coverage.

(A)	Throughout the Term, Tenant will maintain, at its sole expense, insurance on the Demised Premises of the following character:
 (i) 	Insurance against loss or damage by fire, lightning, wind-storms, hail, explosion, aircraft, smoke damage, vehicle damage, and other risks from time to time included under extended coverage policies and such other risks as are or shall customarily be insured against with respect to property that is similar to the Demised Premises, but, in any event, in amounts not less than the full insurable value of the Demised Premises. The term "full insurable value," as used herein, means actual replacement value.

(ii) 	General public liability insurance against claims for bodily injury, death, or property damage occurring on, in, or about the Demised Premises and the adjoining streets, sidewalks, and passageways, such insurance to afford protection to Landlord of not less than Two Million Dollars ($2,000,000.00) per occurrence. All such insurance may be maintained under general contractual liability policies, which policies shall cover the obligations of Tenant under the indemnification provisions hereof.

(iii) 	Such other insurance on the Demised Premises in such amounts and against such other insurable hazards which at the time are commonly obtained in the case of property similar to the Demised Premises.

(B) 	The insurance referred to in this Section shall be written by companies of recognized financial standing which are authorized to do an insurance business in the state in which the Demised Premises are located, and such insurance shall name as the insured parties thereunder Landlord and Tenant, as their interests may appear. Landlord shall not be required to prosecute any claim against, or to contest any settlement proposed by, any insurer, provided that Tenant may, at its expense, prosecute any such claim or contest any such settlement. In such event, Tenant may bring such prosecution or contest in the name of Landlord, Tenant, or both, and Landlord will join therein at Tenant's written request upon the receipt by Landlord of an indemnity from Tenant against all costs, liabilities, and expenses, including reasonable attorneys' fees, in connection with such prosecution or contest.

 	(C) 	At the request of Landlord, every insurance policy referred
to in clauses (i) through (iii) of this Section shall bear a first mortgagee endorsement in favor of the Landlord's lender. Every such policy shall contain, to the extent obtainable, an agreement by the insurer that it will not cancel such policy except after 30 days' prior written notice to Landlord and Landlord's lender, and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) the occupancy or use of the Demised Premises for purposes more hazardous than permitted by the terms of such policy, or
(ii) any change in title or ownership of the Demised Premises, including foreclosure or other action or proceeding taken by a secured lender.

 (D) 	Upon Landlord's request therefore, Tenant shall promptly deliver to Landlord sufficient proof of the insurance required to be carried by Tenant hereunder. If Tenant fails to effect, maintain, or renew any insurance provided for in this Section or pay the premium therefor or deliver to Landlord any such proof of insurance, then, and in any of said events, Landlord, at its option, but without obligation so to do, may, upon ten (10) days' notice to Tenant, procure such insurance. Any reasonable sums expended by Landlord to procure such insurance shall be Additional Rent hereunder and shall be repaid by Tenant within ten (10) days following the date on which such expenditure shall be made by Landlord.



	ARTICLE 15
	CASUALTY

If, during the term hereof, the Demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty, and if the estimated cost of rebuilding, replacing, and repairing the same shall exceed the amount of insurance proceeds payable pursuant to this paragraph Tenant shall promptly notify Landlord thereof; and (whether or not such estimated cost shall exceed said amount) Tenant shall, with reasonable promptness and diligence, rebuild, replace, and repair any damage or destruction to the Demised Premises, at its expense, in conformity with this paragraph , in such manner as to restore the same to an economic unit having a fair market value not less than the fair market value of the Demised Premises immediately prior to such damage or destruction.

ARTICLE 16
DEFAULT AND REMEDIES

Section 16.01.  Default.

(a)	Any of the following occurrences or acts shall constitute an event of default under this Lease:

(i)	Any failure of Tenant to pay any Rent or Addition Rent due
hereunder or to perform any other of the terms or conditions of this Lease to be observed or performed by Tenant;

 (ii)	If Tenant or any guarantor of this Lease shall become bankrupt or insolvent or file any debtor proceedings to take or have taken against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors or petitions or enters into an arrangement, or composition for the benefit of creditors; or
(iii)	The Demised Premises shall have been abandoned;

(iv)	 default or breach by Steel Technologies Inc. or Tenant, as the context permits, under the terms of the Stock Purchase Agreement dated effective as of April 1, 1997 (the "Stock Agreement") by and between Steel Technologies Inc. and the Sellers named therein, involving the purchase of all of the outstanding capital stock of Atlantic Coil Processing, Inc., a North Carolina corporation; the Promissory Note dated April 1, 1997 by Steel Technologies Inc. as Maker to the Payees named therein; the Employment Agreements dated effective April 1, 1997 between Company, Steel Technologies Inc. and the respective Employees named therein; the Non Competition Agreements dated effective April 1, 1997 by and between Steel Technologies Inc. and the respective Shareholders named therein or this Operating Lease dated effective April 1, 1997 by and between Company, Steel Technologies Inc., and the Landlord named herein (collectively "Closing Documents").


(v)	PROVIDED, HOWEVER, Tenant shall not be in default hereunder until the earlier of the cure period, if any, specified in the closing documents or, in the absence of such cure period therein, until thirty
(30) days after Landlord shall have delivered to Tenant and Steel Technologies Inc. written notice of any such event of default and Tenant shall fail to cure such default within the applicable cure period and provided further that, if any default referred to in this Lease (but excluding defaults under the other Closing Documents) can not be reasonably be cured within such thirty (30) day period, Tenant shall not be in default if Tenant commences to cure the failure within such thirty
(30) day period and thereafter diligently pursues the cure to completion.

(b) 	If an event of default shall have happened and be continuing,
Landlord shall have the right, at its election, then, or at any time thereafter while such event of default shall continue, to give Tenant written notice of Landlord's intention to terminate the term of this Lease on a date specified in such notice. Upon the giving of such notice, the Term hereof and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein before fixed for the expiration of the Term hereof, and all rights of Tenant hereunder shall expire and terminate and Tenant shall surrender possession and vacate the Demised Premises but Tenant shall remain liable as hereinafter provided.

(c) 	If an event of default shall have happened and be continuing,
Landlord shall have the immediate right, whether or not the Term hereof shall have been terminated pursuant to this paragraph , to re-enter and repossess the Demised Premises with or without process of law, and remove all persons and property therefrom, without any liability to Tenant arising therefrom and store the same in a public warehouse at the cost and for the account of Tenant. No such re-entry or taking of possession of the Demised Premises by Landlord shall be construed as an election on Landlord's part to terminate the Term hereof, unless a written notice of such intention be given to Tenant pursuant to this paragraph, or unless the termination hereof be decreed by a court of competent jurisdiction.

(d) 	At any time or from time to time after the repossession of the
Demised Premises or any part thereof pursuant to this paragraph, whether or not the Term hereof shall have been terminated pursuant to this paragraph), Landlord may relet the Demised Premises for such term or terms (which may be greater than the Term of this Lease) and on such conditions and for such uses as Landlord reasonably deems advisable.

(e) 	No expiration or termination of the Term hereof pursuant to this paragraph, by operation of law or otherwise, and no repossession of the Demised Premises or any part thereof pursuant to this paragraph or otherwise, and no reletting of the Demised Premises or any part thereof pursuant to this paragraph, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession, or reletting.


(f) 	In the event of any expiration or termination of this Lease or repossession of the Demised Premises by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent, Additional Rent and other sums required to be paid by Tenant to and including the date of such expiration, termination, or repossession; and, thereafter, Tenant shall, until the end of what would have been the Term hereof in the absence of such expiration, termination, or repossession, and whether or not the Demised Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages: (i) the Rent, Additional Rent and other sums which would be payable hereunder by Tenant in the absence of such expiration, termination, or repossession, less (ii) the proceeds, if any, of any reletting pursuant to this paragraph, after deducting from such proceeds all of Landlord's expenses in connection with such reletting (including, without limitation, reasonable attorneys' fees). Tenant will pay such current damages on the days on which the Rent would have been payable hereunder in the absence of such expiration, termination, or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

(g) 	The words "enter," "re-enter," or "re-entry," as used in this paragraph, are not restricted to their technical meaning.

Section 16.02	Additional Rights of Landlord.  No right or remedy
herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement, or to exercise any option, right, power, or remedy contained herein shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Landlord of any Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained herein shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided herein, Landlord shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions, or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions, or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

Section 16.03. Default in Performance of Landlord's Covenants. In the event Landlord shall be in default on any of its covenants contained herein and such default continues for thirty (30) days after Tenant's service of written notice to Landlord pursuant to the notice section hereof of the existence of such default and Landlord is not diligently pursuing the cure of such default at the end of said thirty (30) day period, Tenant may perform any covenant of Landlord as to which Landlord is in default, and Tenant shall have the right to deduct from the rental provided for herein its costs and expenses paid out and expended.


	ARTICLE 17
	GUARANTEE

Section 17.01	Guaranty.  As an inducement to Landlord to execute
this Lease, Steel Technologies does hereby absolutely and unconditionally guarantee the full performance and observance of all of the covenants, conditions and agreements provided to be performed and observed by Tenant hereunder, including, without limitation, the prompt payment of the Rent and Additional Rent and any and all other amounts provided in the Lease to be paid by Tenant. Steel Technologies Inc. hereby waives notice of non payment, non performance or non observance and all other notices and all proof or demands. Further, Steel Technologies Inc. expressly agrees and acknowledges that its obligations hereunder shall in no way be terminated, effected or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of this Lease, or by the relief of the Tenant from any of Tenant's obligations under the Lease by operation of law or otherwise, the undersigned hereby waiving all suretyship defenses. The undersigned further covenants and agrees that this guarantee obligation shall remain and continue in full force and effect and to any renewal, modification or extension of the Lease, whether or not Steel Technologies Inc. shall have received any notice of or consented to such renewal, modification or extension. Steel Technologies Inc. Further agrees that its liability hereunder shall be primary, and that in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Steel Technologies Inc. and Tenant, jointly or severally, and may proceed against Steel Technologies Inc. without having commenced any action against or having obtained any judgment against Tenant.

ARTICLE 18
PURCHASE  OPTION

Section 18.01	Purchase Option Amount  Tenant has the option, but not
the obligation, to purchase from Landlord the Demised Premises and all improvements including without limit 11, 12, 16 during the Term of the lease according to the following schedule: no option during the first lease year, no option during the second lease year, no option during the third lease year, $2,400,000 during the fourth lease year, $2,300,000 during the fifth lease year and $3,000,000 during the sixth lease year.

Section 18.02	Payment of Purchase Option Amount  In the event that
Tenant exercises its option to purchase from Landlord the Demised Premises by written notice within the option period: (a) the required payment shall be delivered to the Landlord by certified check, wire transfer, or other means of immediately available funds; and (b) the conveyance shall be by General Warranty Deed free and clear of all liens and encumbrances, and (c) Closing shall be held within sixty (60) days of notice of exercise or such other period of time as the parties may agree.

ARTICLE 19
ENVIRONMENTAL MATTERS
(LANDLORD)

Section 19.01. Environmental Laws and Hazardous Substances. For purposes herein, the term "Environmental Law(s) shall mean any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Substance, as now or at any time hereinafter in effect. For purposes herein, the term "Hazardous Substance(s)" shall have the meaning ascribed in any Environmental Law to any hazardous, toxic or dangerous waste, substance, pollutant or material.

Section 19.02. Compliance with Environmental Laws. Landlord certifies that (i) Landlord will not violate, in connection with the use, ownership, maintenance or operation of the Demised Premises, any Environmental Law; (ii) Landlord, its agents, employees, and independent contractors will not receive, handle, use, store, treat, transport and dispose of any Hazardous Substances on Demised Premises.

Section 19.03. Absence of Hazardous Substances. Landlord certifies, based upon reasonable investigation, that neither Landlord nor any other person with Landlord's knowledge and/or control, including any previous owners or Landlords of the Demised Premises, has ever caused or permitted any Hazardous Substance to be placed, held, located or disposed of on, under or at the Demised Premises or any part thereof and neither the Demised Premises nor any part thereof has ever been used by Landlord or by any other person as a dump site or storage site, whether permanent or temporary, for any Hazardous Substance.

Section 19.04. Absence of Litigation. Landlord certifies, with respect to the Demised Premises, that it is not a party to any litigation or administrative proceeding, nor so far as is known by Landlord is any litigation or administrative proceeding threatened against it, which in either case asserts or alleges that (i) Landlord or any other person violated any Environmental Law, (ii) Landlord or any other person is required to clean up or take other response action due to the release or threatened release or transportation of any Hazardous Substance, or
(iii) Landlord or any other person is required to pay all or a portion of the cost of any past, present or future cleanup or other response action which arises out of or is related to the release or threatened release or transportation of any Hazardous Substance.

Section 19.05. Tanks. There are not now, nor to Landlord's knowledge after reasonable investigation have there ever been, tanks or other facilities on, under, or at the Demised Premises which contained materials which, if known to be present in soils or groundwater, would require cleanup or other response action. If there are no such tanks or other facilities, Landlord represents after reasonable investigation that nothing contained therein has ever been spilled, leaked or released into the environment, soil or groundwater and that such tanks or other facilities are in compliance with all Environmental Laws.

Section 19.06. Notices or Other Information. If Landlord acquires any knowledge of or receives any notice or other information regarding (i) the happening of any event involving any Hazardous Substance or (ii) any noncompliance with regard to any environmental, health or safety matter affecting the Demised Premises, Landlord shall immediately notify Tenant orally and in writing and provide Tenant with copies of any written notice or information.

Section 19.07. Right of Mitigation. Tenant shall have the right but not the obligation and without limitation of Tenant's rights under this Lease to take such actions as it deems necessary or advisable to clean up or otherwise deal with any Hazardous Substance or following receipt of any notice or information which, in the sole opinion of Tenant, could result in action against Landlord or Tenant.


Section 19.08. Indemnification. Landlord hereby agrees to indemnify Tenant and Steel Tech and hold Tenant and Steel Tech harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, claims for damage to the environment, claims for fines or civil penalties, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Tenant or Steel Tech by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under the Demised Premises of, or the release or threatened release or transportation of, any Hazardous Substance or arising under any Environmental Law, regardless of whether or not caused by or within the control of Landlord and associated with Atlantic Coil Processing, Inc. and Landlord operation of the properties prior to the Lease Term.

Section 19.09. Agreement to Update. Landlord certifies that Landlord shall advise Tenant in writing as soon as Landlord becomes aware of any condition or circumstance which makes the environmental warranties, representations or certifications contained in this Section incomplete or inaccurate.

	ARTICLE 20
	ENVIRONMENTAL MATTERS
	(TENANT)

Section 20.01. Environmental Laws and Hazardous Substances. For purposes herein, the term "Environmental Law(s) shall mean any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Substance, as now or at any time hereinafter in effect. For purposes herein, the term "Hazardous Substance(s)" shall have the meaning ascribed in any Environmental Law to any hazardous, toxic or dangerous waste, substance, pollutant or material.

Section 20.02. Compliance with Environmental Laws. Tenant certifies that (i) Tenant will not violate, in connection with the use, maintenance or operation of the Demised Premises, any Environmental Law;
(ii) Tenant, its agents, employees, and independent contractors will not receive, handle, use, store, treat, transport and dispose of any Hazardous Substances on Demised Premises.

Section 20.03. Notices or Other Information. If Tenant acquires any knowledge of or receives any notice or other information regarding (i) the happening of any event involving any Hazardous Substance or (ii) any noncompliance with regard to any environmental, health or safety matter affecting the Demised Premises, Tenant shall immediately notify landlord orally and in writing and provide Landlord with copies of any written notice or information.

Section 20.04.  Right of Mitigation.    Landlord shall have the right
but not the obligation and without limitation of Landlord's rights under this Lease to take such actions as it deems necessary or advisable to clean up or otherwise deal with any Hazardous Substance or following receipt of any notice or information which, in the sole opinion of Landlord, could result in action against Tenant or Landlord.

Section 20.05. Indemnification. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, claims for damage to the environment, claims for fines or civil penalties, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under the Demised Premises of, or the release or threatened release or transportation of, any Hazardous Substance or arising under any Environmental Law, regardless of whether or not caused by or within the control of Tenant and associated with Tenant's operation of the properties during the Lease Term.

ARTICLE 21
CONDEMNATION, ASSIGNMENT, SUBLEASE OR LICENSE

Section 21.01. The Taking. If the Demised Premises, or any part thereof, should be taken or condemned for public or quasipublic use under any statute or by the right of eminent domain, or in lieu thereof, if the Demised Premises are sold to a public body under threat or proposal of condemnation, or if the grade of any street or highway adjoining or abutting the Demised Premises is changed or access to such street or highway is limited by governmental decree or order so as to limit free ingress and egress to and from the Demised Premises or otherwise to affect materially and adversely the use of the Demised Premises, then Tenant, at its option, may terminate this Lease (except for purposes of pursuing its claims for damages as provided herein) and cease to pay rent as of the date possession is taken, and any award or settlement for damages or sale proceeds shall be distributed to the parties in proportion to the value of their respective interests in the Demised Premises. In such taking, condemnation, change of grade, limitation of access or like proceeding, the parties thereto shall represent their own interests and shall present and prosecute their own claims for damages and neither party shall be liable to the other for any recovery obtained.

Section 21.02. Tenant's Option. In the event Tenant does not exercise its option to terminate as aforesaid, Tenant shall be entitled to a reduction of rental payments in proportion to the amount by which the gross area of the Demised Premises is reduced by such taking or loss and such reduction shall be retroactive to the date when Tenant was deprived of the full and complete use of all the Demised Premises.

Section 21.03. More Than One Taking. If more than one taking or condemnation occurs during the Demised Term, the rights of the parties, as provided in this Article, shall be determined as if all such takings or condemnations had all occurred at the time of the last taking, and the effect of all such takings or condemnations shall be considered cumulatively.

Section 21.04. Assignment, Sublease or License. Tenant may assign or sublease the Demised Premises, or any right or privilege connected therewith, or allow any other person to occupy the premises or any part thereof without first obtaining the written consent of Landlord, provided, however, that such assignment or sublease shall not affect Tenant's or Steel Tech'sliability hereunder.

ARTICLE 22
ESTOPPEL CERTIFICATE

Section 22.01	Tenant Estoppel Certificate.  Within thirty (30) days
after written request from Landlord, Tenant shall execute, acknowledge, and deliver to Landlord an estoppel certificate certifying: (a) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications); (b) the dates to which the Rent and other sums payable hereunder have been paid; (c) either stating that to the knowledge of the signer of such certificate, no default exists hereunder, or specifying each such default of which the signer may have knowledge; and (d) such other matters as may reasonably be requested by the other party, its lender, assignee or purchaser. Any such estoppel certificate may be relied upon by any such lender, purchaser or assignee for estoppel purposes only.

	ARTICLE 23
	TRANSFER OF LANDLORD'S INTEREST

Section 23.01	Transfer of Landlord's Interest.	In the event of
the sale, assignment or transfer by Landlord of its interest in the Leased Premises or in this Lease (other than a collateral assignment to secure a debt of Landlord) to an unrelated third party, Landlord shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such obligations as shall have occurred prior to any such sale, assignment or transfer upon the written assumption of this Lease by such successor in interest; and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations Landlord shall thereby be discharged of any further obligations relating thereto. Landlord's assignment of the Lease, or of any or all of its rights herein, shall in no matter affect Tenant's obligations hereunder. Tenant shall thereafter attorn and look to such assignee, as Landlord, provided Tenant has first received written notice of such assignment of Landlord's interest.

	ARTICLE 24
	SUBORDINATION

Section 24.01.	 Subordination.	Tenant agrees that this Lease shall,
at all times, be subject and subordinate to the lien of any mortgagee (which terms shall include all security instruments) that may be placed on the Demised Premises by Landlord and Tenant agrees, upon demand, without cost, to execute any instrument that may be required to effectuate such subordination and will attorn to such mortgagee, provided however, such mortgagee agrees that, so long as Tenant shall not be in default under the terms of this Lease, said Lease shall not be terminated prior to the end of the Term nor shall any of Tenant's rights and obligations under this Lease be disturbed by any steps or proceedings taken by any mortgagee, lessor or other holder of a right of record effecting the real property in the exercise of any of its rights under the instrument wherein the right is authorized.

	ARTICLE 25
	SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES

Section 25.01 	Surrender of Premises; Removal of Trade Fixtures.

(a)	Tenant will deliver up the Demised Premises at the end of the term or any holdover period in good order and condition.

(b)	If no default or event of default hereunder has happened and is continuing, Tenant may, at any time during the term hereof, remove from the Demised Premises any trade fixtures, furnishings, machinery, or equipment belonging to Tenant or third parties, provided that Tenant shall promptly repair any damage to the Demised Premises caused by such removal.

	ARTICLE 26
	HOLDING OVER

Section 26.01 Holding Over. In the event that Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the term hereof, Tenant shall occupy the Demised Premises under a month to month tenancy subject to all of the conditions of this Lease insofar as the same are consistent with such tenancy, except that Tenant shall pay 125% of the Rent, plus any other sums payable hereunder.


ARTICLE 27
TENANT RIGHT TO TERMINATE

Section 27.01. Tenant Right to Terminate. Tenant shall have the right to terminate this Lease at any time within thirty (30) days of the date hereof by delivery of a written termination statement to Landlord, should Tenant be unable to obtain all governmental permits and/or approvals necessary for the operation of its business on the Demised Premises. In the event of such termination, neither Landlord nor Tenant shall have further responsibility to the other.


ARTICLE 28
MISCELLANEOUS

Section 28.01. Covenant of Title. Landlord covenants, represents and warrants that it has full right and power to execute and perform its obligations under this Lease and to grant the estate demised herein and that Tenant, on payment of the rent herein reserved and performance of the covenants and agreements herein contained, shall peaceably and quietly have, hold and enjoy the Demised Premises during the Term without molestation or hindrance by any person, and, if at any time during the Term, the title of Landlord shall fail or it shall be discovered that its title does not enable Landlord to grant the term hereby demised, Tenant shall have the option at Landlord's expense to correct or contest such defect or action, or to annul and void this Lease with full reservation of its rights to damages, if any, against Landlord.

Section 28.02. Compliance with Law. Upon receipt of notice from any duly constituted public authorities, Tenant shall comply with their lawful requirements and save Landlord harmless from penalties, fines, costs or damages resulting from Tenant's occupancy and use of the Demised Premises, provided such penalties, fines, costs or damages result from an act or omission of Tenant. Landlord warrants to Tenant that the Demised Premises are in full compliance with all laws and regulations of governmental authorities at the inception of the Lease and will hold Tenant harmless for any violation not caused by Tenant and will proceed with reasonable diligence at its cost to correct any violation not caused by Tenant as provided above.

Section 28.03. Relationship of Parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, between the parties hereto, if being agreed that neither the method of computation of rents nor any other provisions named herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

Section 28.04. Environmental Studies. Tenant has caused appropriate environmental studies to be performed on the Demised Premises so as to determine the current environmental status of the properties.


Section 28.05. Waiver. No waiver of any condition or covenant of this Lease by either party shall be deemed to imply or constitute a further waiver of the same or any other condition or covenant of this Lease.

Section 28.06. Successors. This Lease shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns.

Section 28.07. Entirety, Severability and Law. This Lease shall constitute the entire agreement between the parties and shall not be modified in any manner except by written instrument executed by the parties. The invalidity or unperformability of any provision hereof shall not affect or impair any other provision hereof. Each term and provision hereof shall be performed and enforced to the fullest extent permitted by and in accordance with North Carolina law.

  		Section 28.08	Force Majeure.  Landlord and Tenant shall
be excused for the period of any delay in performance of any obligations hereunder when prevented from doing so by the wrongful or negligent acts or omissions of the other party or by causes beyond either party's reasonable control.

Section 28.09.	Entire Agreement.	This Lease Agreement shall be
considered to be the only agreement between the parties hereto pertaining to the Demised Premises. All negotiations and oral agreements acceptable to both parties are included herein.

Section 28.10. Law of North Carolina. This Lease shall be governed by the laws of the State of North Carolina.

Section 28.11. Notices. All notices, requests, consents, and other communications shall be in writing and shall be addressed to the receiving party's address by first-class mail, return receipt requested and by facsimile.

If to Landlord:			:
Jerry Richmond
Managing Partner
195 Magnolia Drive
Ormond Beach, FL 31276

With a copy to :
William M. Black, Jr.
7200 Stonehenge Drive,Suite 206
PO Box 19866
Raleigh, NC 27619
Fax No: 919-676-5584

If to Tenant:

Brad Ray
Steel Technologies Inc.
15415 Shelbyville Road
Louisville, KY  40245
Fax No:	(502) 245-3821

	With a copy to:

Steel Technologies Inc.
15415 Shelbyville Road
Louisville, KY l 40245
Attn: John Baumann
Fax No:  (502) 245-0542


To indicate their understanding of and consent and agreement to the foregoing terms, the parties have executed this Lease on the date first above written.

LANDLORD:

By: _______________________________

Title: ____________________________


TENANT:

By: _______________________________

Title: ____________________________


						STEEL TECHNOLOGIES INC.

						By:________________________________

	Title:_______________________________